                                                               [Execution Copy]

================================================================================




                         CREDIT AND GUARANTY AGREEMENT,

                         dated as of September 29, 2000

                                      among

                              KEY COMPONENTS, LLC,
                                  as Borrower,

                 CERTAIN OF ITS SUBSIDIARIES AND EQUITY HOLDERS,
                                 as Guarantors,

                CERTAIN FINANCIAL INSTITUTIONS AND OTHER PERSONS,
                                   as Lenders,

                           FIRST UNION NATIONAL BANK,
                    as Administrative Agent for the Lenders,

                                       and

                                SOCIETE GENERALE,
                      as Syndication Agent for the Lenders


                    ----------------------------------------



                          FIRST UNION SECURITIES, INC.,

                                       and

                        SG COWEN SECURITIES CORPORATION,
                                 as Co-Arrangers

                                TABLE OF CONTENTS
                                -----------------

                                                                                                           Page
                                                                                                           ----
                   ARTICLE I DEFINITIONS AND ACCOUNTING TERMS


1.1.         Defined Terms...................................................................................2
1.2.         Use of Defined Terms...........................................................................29
1.3.         Cross-References...............................................................................29
1.4.         Accounting and Financial Determinations........................................................30

    ARTICLE II COMMITMENTS, BORROWING PROCEDURES,LETTERS OF CREDIT AND NOTES


2.1.         Commitments....................................................................................30
2.1.1.       Revolving Loan Commitment......................................................................30
2.1.2.       Letter of Credit Commitment....................................................................30
2.1.3.       Term Loan Commitment...........................................................................30
2.2.         Lenders and Issuer Not Permitted or Required To Make Credit Extensions.........................31
2.2.1.       Revolving Loans................................................................................31
2.2.2.       Letters of Credit..............................................................................31
2.2.3.       Term Loans.....................................................................................31
2.3.         Optional Reduction of the Commitment Amounts...................................................31
2.4.         Borrowing Procedure............................................................................31
2.5.         Continuation and Conversion Elections..........................................................32
2.6.         Funding........................................................................................32
2.7.         Issuance Procedures............................................................................32
2.7.1.       Other Lenders' Participation...................................................................32
2.7.2.       Disbursements..................................................................................33
2.7.3.       Reimbursement..................................................................................33
2.7.4.       Deemed Disbursements...........................................................................33
2.7.5.       Nature of Reimbursement Obligations............................................................34
2.8.         Notes..........................................................................................35

             ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES


3.1.         Repayments and Prepayments.....................................................................35
3.1.1.       Voluntary Prepayments..........................................................................35
3.1.2.       Mandatory Prepayments..........................................................................36
3.2.         Interest Provisions............................................................................38
3.2.1.       Rates..........................................................................................38
3.2.2.       Post-Default Rates.............................................................................38
3.2.3.       Payment Dates..................................................................................39
3.3.         Fees...........................................................................................39
3.3.1.       Commitment Fees................................................................................39
3.3.2.       Letter of Credit Fee...........................................................................40
3.3.3.       Agents' Fees, etc..............................................................................40

                ARTICLE IV CERTAIN LIBO RATE AND OTHER PROVISIONS


4.1.         LIBO Rate Lending Unlawful.....................................................................40
4.2.         Deposits Unavailable...........................................................................40
4.3.         Increased Costs, etc...........................................................................41
4.4.         Funding Losses.................................................................................42
4.5.         Increased Capital Costs........................................................................42
4.6.         Taxes..........................................................................................43
4.7.         Payments, Computations, etc....................................................................44
4.8.         Sharing of Payments............................................................................44
4.9.         Setoff.........................................................................................45
4.10.        Use of Proceeds................................................................................45

                    ARTICLE V CONDITIONS TO CREDIT EXTENSIONS


5.1.         Initial Credit Extension.......................................................................45
5.1.1.       Organic Documents, etc.........................................................................45
5.1.2.       Agreement......................................................................................46
5.1.3.       Consummation of Acquisition, Refinancing of Existing Credit Agreement and
             Specified Acme Debt, etc.......................................................................46
5.1.4.       Delivery of Notes..............................................................................46
5.1.5.       Financial Information..........................................................................46
5.1.6.       Required Consents and Approvals................................................................46
5.1.7.       Pledged Property...............................................................................46
5.1.8.       Security Agreements, Filings, etc..............................................................47
5.1.9.       Solvency Certificates..........................................................................47
5.1.10.      Closing Date Certificates......................................................................47
5.1.11.      Evidence of Insurance..........................................................................47
5.1.12.      Opinions of Counsel............................................................................47
5.1.13.      Closing Fees, Expenses, etc....................................................................48
5.1.14.      Satisfactory Legal Form, etc...................................................................48
5.1.15.      Minimum EBITDA.................................................................................48
5.1.16.      Mortgages; Title Insurance, Surveys; etc.......................................................48
5.1.17.      Payment of Outstanding Indebtedness; Acquisition Matters, etc..................................49
5.1.18.      Total Funded Debt..............................................................................49
5.1.19.      Environmental..................................................................................49
5.1.20.      Management Fee Acknowledgment Letter...........................................................50
5.1.21.      Acme Guaranty..................................................................................50
5.2.         All Credit Extensions..........................................................................50
5.2.1.       Compliance with Warranties, No Default, etc....................................................50
5.2.2.       Credit Extension Request, etc..................................................................51

                    ARTICLE VI REPRESENTATIONS AND WARRANTIES


6.1.         Organization, etc..............................................................................51
6.2.         Due Authorization, Non-Contravention, etc......................................................51
6.3.         Government Approval, Regulation, Compliance with Law, etc......................................52
6.4.         Validity, etc..................................................................................52
6.5.         Financial Information..........................................................................52
6.6.         No Material Adverse Change.....................................................................52
6.7.         Litigation, Labor Controversies, etc...........................................................53
6.8.         Subsidiaries...................................................................................53
6.9.         Ownership of Properties........................................................................53
6.10.        Taxes..........................................................................................53
6.11.        Pension and Welfare Plans......................................................................53
6.12.        Environmental Warranties.......................................................................54
6.13.        Accuracy of Information........................................................................55
6.14.        Intellectual Property Collateral...............................................................56
6.15.        Ownership of Capital Securities................................................................56
6.16.        Absence of Default.............................................................................56
6.17.        Regulations U and X............................................................................57
6.18.        Government Regulation..........................................................................57
6.19.        Burdensome Agreements..........................................................................57
6.20.        Year 2000......................................................................................57

                              ARTICLE VII COVENANTS


7.1.         Affirmative Covenants..........................................................................57
7.1.1.       Financial Information, Reports, Notices, etc...................................................57
7.1.2.       Compliance with Laws, etc......................................................................59
7.1.3.       Maintenance of Properties......................................................................60
7.1.4.       Insurance......................................................................................60
7.1.5.       Books and Records..............................................................................61
7.1.6.       Environmental Covenant.........................................................................61
7.1.7.       As to Intellectual Property Collateral.........................................................62
7.1.8.       Future Subsidiaries............................................................................63
7.1.9.       Future Real Estate Properties..................................................................64
7.1.10.      Separate Corporate Existence...................................................................64
7.1.11.      Further Assurances.............................................................................64
7.2.         Negative Covenants.............................................................................66
7.2.1.       Business Activities............................................................................66
7.2.2.       Indebtedness...................................................................................66
7.2.3.       Liens..........................................................................................67
7.2.4.       Financial Condition............................................................................68
7.2.5.       Investments....................................................................................68
7.2.6.       Restricted Payments, etc.......................................................................69
7.2.7.       Capital Expenditures, etc......................................................................72
7.2.8.       Rental Obligations.............................................................................72



7.2.9.       Take or Pay Contracts..........................................................................72
7.2.10.      Consolidation, Merger, etc.....................................................................72
7.2.11.      Asset Dispositions, etc........................................................................72
7.2.12.      Modification of Certain Agreements.............................................................73
7.2.13.      Transactions with Affiliates...................................................................73
7.2.14.      Negative Pledges, Restrictive Agreements, etc..................................................74
7.2.15.      Management and Director Fees, Expenses, etc....................................................74
7.2.16.      Environmental Liens............................................................................75
7.2.17.      Fiscal Year End................................................................................75
7.2.18.      Parent Activities..............................................................................75

                         ARTICLE VIII EVENTS OF DEFAULT


8.1.         Listing of Events of Default...................................................................75
8.1.1.       Non-Payment of Obligations.....................................................................75
8.1.2.       Breach of Warranty.............................................................................76
8.1.3.       Non-Performance of Certain Covenants and Obligations...........................................76
8.1.4.       Non-Performance of Other Covenants and Obligations.............................................76
8.1.5.       Default on Other Indebtedness..................................................................76
8.1.6.       Judgments......................................................................................77
8.1.7.       Pension Plans..................................................................................77
8.1.8.       Change in Control..............................................................................77
8.1.9.       Bankruptcy, Insolvency, etc....................................................................77
8.1.10.      Impairment of Security, etc....................................................................78
8.2.         Action if Bankruptcy...........................................................................78
8.3.         Action if Other Event of Default...............................................................78

                               ARTICLE IX GUARANTY


9.1.         The Guaranty...................................................................................78
9.2.         Guaranty Unconditional.........................................................................79
9.3.         Reinstatement in Certain Circumstances.........................................................80
9.4.         Waiver by the Guarantors.......................................................................80
9.5.         Postponement of Subrogation, etc...............................................................80
9.6.         Stay of Acceleration...........................................................................80
9.7.         Limitation on Liability........................................................................81

                              ARTICLE X THE AGENTS


10.1.        Actions........................................................................................81
10.2.        Funding Reliance, etc..........................................................................81
10.3.        Exculpation....................................................................................82
10.4.        Successor......................................................................................82
10.5.        Credit Extensions by First Union...............................................................82



10.6.        Credit Decisions...............................................................................83
10.7.        Loan Documents, etc............................................................................83
10.8.        Copies, etc....................................................................................83
10.9.        Syndication Agent..............................................................................83

                       ARTICLE XI MISCELLANEOUS PROVISIONS


11.1.        Waivers, Amendments, etc.......................................................................83
11.2.        Notices........................................................................................84
11.3.        Payment of Costs and Expenses..................................................................85
11.4.        Indemnification................................................................................85
11.5.        Survival.......................................................................................87
11.6.        Severability...................................................................................87
11.7.        Headings.......................................................................................87
11.8.        Execution in Counterparts, Effectiveness, etc..................................................87
11.9.        Governing Law; Entire Agreement................................................................87
11.10.       Successors and Assigns.........................................................................88
11.11.       Sale and Transfer of Credit Extensions; Participations in Credit Extensions....................88
11.11.2.     Participations.................................................................................90
11.11.3.     Certain Other Provisions.......................................................................90
11.12.       Other Transactions.............................................................................91
11.13.       Certain Collateral and Other Matters...........................................................91
11.14.       Confidential Information.......................................................................92
11.15.       Forum Selection; Service of Process; Consent to Jurisdiction etc...............................92
11.16.       Waiver of Jury Trial, etc......................................................................93

                                                                            Page
                                                                            ----

SCHEDULES AND EXHIBITS

SCHEDULE I    -  Disclosure Schedule
SCHEDULE II   -  Percentages
SCHEDULE III  -  Administrative Information
SCHEDULE IV   -  Specified Acme Debt

EXHIBIT A     -  Form of Revolving Note

                                                                            Page
                                                                            ----
EXHIBIT B    -  Form of Term Note
EXHIBIT C    -  Form of Borrowing Request for Revolving Loans and Term Loans
EXHIBIT D    -  Form of Continuation/Conversion Notice
EXHIBIT E    -  Form of Issuance Request
EXHIBIT F    -  Form of Compliance Certificate
EXHIBIT G-1  -  Form of Borrower Pledge Agreement
EXHIBIT G-2  -  Form of Parent Pledge Agreement
EXHIBIT G-3  -  Form of Subsidiary Pledge Agreement
EXHIBIT H-1  -  Form of Borrower Security Agreement
EXHIBIT H-2  -  Form of Guarantor Security Agreement
EXHIBIT I    -  Form of Closing Date Certificate
EXHIBIT J-1  -  Form of Borrower Solvency Certificate
EXHIBIT J-2  -  Form of Guarantor Solvency Certificates
EXHIBIT K    -  Form of Lender Assignment Agreement
EXHIBIT L    -  Form of Opinion of Counsel to the Obligors
EXHIBIT M    -  Form of Acme Guaranty

                          CREDIT AND GUARANTY AGREEMENT


         CREDIT AND GUARANTY AGREEMENT, dated as of September 29, 2000, among the following:

                  (a) KEY COMPONENTS, LLC, a Delaware limited liability company (the "Borrower"),

                  (b) each of the Subsidiaries (such capitalized term and other capitalized terms used in this preamble and in the recitals without definition shall have the meanings provided for in Section 1.1) of the Borrower identified under the caption "GUARANTORS" on the signature pages hereto and the Parent (together with any Subsidiary hereafter formed or acquired and required under this Agreement to guarantee all or part of the Obligations or otherwise becoming signatory hereto as a guarantor, individually, a "Guarantor" and, collectively, the "Guarantors" and, together with the Borrower, the "Obligors"),

                  (c) the various financial institutions and other Persons as are or may become parties hereto (collectively, the "Lenders"),

                  (d) FIRST UNION NATIONAL BANK ("First Union"), as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"),

                  (e) SOCIETE GENERALE ("SG"), as Syndication Agent for the Lenders (in such capacity, the "Syndication Agent"), and

                  (f) FIRST UNION SECURITIES, INC. ("FUSI") and SG COWEN SECURITIES CORPORATION ("SG Cowen"), as Co-Arrangers (collectively, the "Co-Arrangers").


                              W I T N E S S E T H:

         WHEREAS, each of the Guarantors is a Subsidiary of the Borrower or a holder of Capital Securities of the Borrower, and shall receive direct and indirect benefits by reason of the transactions contemplated hereby; and

         WHEREAS, the Borrower and its Subsidiaries are currently engaged in the business of manufacturing, distributing and marketing flexible shaft products, medium-security locks and specialized componentry for the recreation, marine, automotive, electrical utility and other general recreational and industrial markets; and

         WHEREAS, in accordance with and subject to the terms and conditions of the Agreement and Plan of Merger dated as of May 26, 2000 and amended as of September 18, 2000 (the "Merger Agreement" and, together with the other documents executed and delivered in connection with the Merger Agreement, the "Merger Documents") by and among the Borrower, KCI Merger Corp., a New York corporation ("Merger Corp."), and Acme Electric Corporation, a New York corporation ("Acme"), it has been agreed that Merger Corp. will be merged with and into Acme, at which time the separate corporate existence of Merger Corp. shall cease and Acme shall continue as the surviving corporation and as a wholly-owned direct subsidiary of the Borrower (the "Merger" and, together with the transactions contemplated thereby, the "Acquisition");

         WHEREAS, in order to (a) provide financing for the Acquisition, (b) refinance all existing debt of the Borrower under the Existing Credit Agreement and the Specified Acme Debt, (c) finance Permitted Acquisitions, and (d) finance the working capital needs of the Borrower and its Subsidiaries, including the issuance of standby letters of credit, the Borrower desires to obtain from the
Lenders:

                  (i) a Term Loan Commitment pursuant to which Borrowings of Term Loans may be made by the Borrower on the Closing Date in a maximum aggregate principal amount not to exceed $100,000,000; and

                  (ii) Revolving Loan Commitments pursuant to which (A) Borrowings of Revolving Loans may be made by the Borrower from time to time in a maximum aggregate principal amount at any one time outstanding not to exceed $40,000,000, and (B) Letters of Credit, in a maximum aggregate Stated Amount at any one time outstanding not to exceed $5,000,000 (provided that, in any event, the aggregate outstanding principal amount of the Revolving Loans, together with the aggregate amount of all Letter of Credit Outstandings, shall not at any one time exceed $40,000,000), may be issued for the account of the Borrower from time to time, in each case from and after the Closing Date and until the Revolving Loan Commitment Termination Date;

         WHEREAS, in order to induce the Lenders, each Issuer and the Administrative Agent to enter into this Agreement, and to make Credit Extensions hereunder, the Borrower and the Guarantors have agreed to deliver the Security Agreements, the Pledge Agreements and the Mortgages to secure all of the Obligations; and

         WHEREAS, the Lenders and the Issuers are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitments and make such Loans to the Borrower and issue (or participate in) Letters of Credit for the account of the Borrower;

         NOW, THEREFORE, the parties hereto hereby agree as follows:


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION I.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Acme" is defined in the third recital.

         "Acme Disposition" means the sale or other disposition by Acme of some or all of the assets currently comprising the Aerospace Division and/or the Electronics Division of Acme.

         "Acme Guaranty" means the Acme Guaranty to be executed and delivered pursuant to Section 5.1.21, substantially in the form of Exhibit M hereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Acquisition" is defined in the third recital.

         "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 10.4.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person has, directly or indirectly,

                  (a) power to vote more than 10% of the Voting Securities (in each case, on a fully diluted basis) of such Person;

                  (b) power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; or

                  (c) beneficial ownership of more than 10% of any class of the Voting Securities of such Person or 10% or more of all outstanding equity interests or other interests in such Person.

         For purposes of Section 7.2.13 only, the term "Affiliate" shall not include any Subsidiary that is wholly-owned directly or indirectly by the Borrower.

         "Agents" means the Administrative Agent and the Syndication Agent.

         "Agreement" means this Credit and Guaranty Agreement, as amended, supplemented, restated or otherwise modified from time to time.

         "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of (a) the Base Rate in effect on such day; and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect as of the opening of business on the date of each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate; provided, that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change. If the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist.

         "Applicable Margin" means the applicable percentage set forth below corresponding to the relevant Funded Debt to EBITDA Ratio:


                                                 Applicable             Applicable             Applicable
                  Funded Debt to                 Margin For             Margin For             Margin For
                   EBITDA Ratio               Base Rate Loans         LIBO Rate Loans       Commitment Fees
                  --------------              ---------------         ---------------       ---------------
                 Less than 3.50:1                  1.00%                   2.25%                  0.375%

         Greater than or equal to 3.50:1           1.25%                   2.50%                  0.375%
               and less than 4.00:1

         Greater than or equal to 4.00:1           1.50%                   2.75%                  0.500%
               and less than 4.25:1

         Greater than or equal to 4.25:1           1.75%                   3.00%                  0.500%
               and less than 4.50:1

         Greater than or equal to 4.50:1           2.00%                   3.25%                  0.500%

Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Funded Debt to EBITDA Ratio), the Applicable Margin from the Effective Date through (and including) March 31, 2001 shall be (a) in the case of Loans made as Base Rate Loans, 1.50%, and (b) in the case of Loans made as LIBO Rate Loans, 2.75%. The Funded Debt to EBITDA Ratio used to compute the Applicable Margin shall be the Funded Debt to EBITDA Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent; changes in the Applicable Margin resulting from a change in the Funded Debt to EBITDA Ratio shall become effective on the date which is five (5) Business Days after delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1 concurrent with the delivery of the financial information pursuant to clauses
(a) and (b) of Section 7.1.1.

         "Assignee Lender" is defined in Section 11.11.1.

         "Assignor Lender" is defined in Section 11.11.1.

         "Authorized Officer" means, relative to any Obligor, those of its officers or general partners or managing members, as applicable, whose signatures and incumbency shall have been certified to the Administrative Agent, each Issuer and the Lenders pursuant to Section 5.1.1 or is subsequently certified to the Administrative Agent with the written consent of the Administrative Agent, not to be unreasonably withheld or delayed.

         "Base Rate" means, at any time, the rate of interest per annum then most recently publicly announced by First Union at its principal office in Charlotte, North Carolina as its prime rate for Dollars loaned in the United States. The parties hereto acknowledge that the Base Rate is an index rate and is not necessarily intended to be the lowest or best rate of interest charged to other banks or to customers in connection with extensions of credit.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating interest rate determined by reference to the Alternate Base Rate.

         "Borrower" is defined in the preamble.

         "Borrower Pledge Agreement" means the Borrower Pledge Agreement to be executed and delivered pursuant to clause (a) of Section 5.1.7, substantially in the form of Exhibit G-1 hereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Borrower Security Agreement" means the Borrower Security Agreement to be executed and delivered pursuant to clause (a) of Section 5.1.8, substantially in the form of Exhibit H-1 hereto, together with the Security Agreement (Trademark), Security Agreement (Patents) and Security Agreement (Copyright) related thereto, in each case as amended, supplemented, restated or otherwise modified from time to time.

         "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period, made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.1.

         "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto in the case of any Borrowing of Revolving Loans and in the case of any Borrowing of Term Loans.

         "Business Acquisition" means (a) any Investment in the capital stock or partnership interests or membership interests of any Person or (b) any acquisition of the assets of any Person pursuant to a transaction not in the ordinary course of such Person's business (it being understood that acquisitions of equipment or raw materials in bulk pursuant to salvage or similar transactions are in the ordinary course of the Obligors' business).

         "Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Charlotte, North Carolina; and

                  (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loan, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollars are carried on in the interbank eurodollar market of the LIBOR Office of the Lender that is also acting as the Administrative Agent.

         "Capital Expenditures" means, for any period, without duplication, the sum of

                  (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets (including tooling costs) made during such period which have been or, in accordance with GAAP, should be classified as capital expenditures, excluding expenditures for the replacement of fixed assets to the extent fully financed by the proceeds of any insurance policy described in Section 7.1.4; and

                  (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

         "Capital Securities" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Effective Date.

         "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which have been or, in accordance with GAAP, should be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

         "Cash Equivalent Investment" means, at any time:

                  (a) any evidence of Indebtedness, maturing not more than one year after the date of purchase thereof, issued or guaranteed by the United States Government or any agency thereof (so long as such Indebtedness is backed by the full faith and credit of the United States);

                  (b) commercial paper, maturing not more than three months from the date of purchase thereof and rated at least A-1 by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or at least P-1 by Moody's Investors Service, Inc. and other evidence of Indebtedness, maturing not more than one year after the purchase thereof and rated at least A by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or at least A2 by Moody's Investors Service, Inc., which is issued by

                           (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia, or

                           (ii)  any Lender or any Affiliate thereof;

                  (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by (i) a Lender or (ii) a commercial banking institution that (A) is a member of the Federal Reserve System, (B) has a combined capital and surplus and undivided profits of not less than $500,000,000 and (C) has outstanding short-term debt securities which are rated at least A-1 by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or at least P-1 by Moody's Investors Service, Inc.;

                  (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)) secured by a fully perfected Lien in any obligation thereunder of the type described in any of clauses (a) through (c), having a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder of such Lender or other commercial banking institution; or

                  (e) any money market mutual fund with a daily right of redemption and a policy of maintaining a net asset value of $1.00 per share substantially all the assets of which are comprised of investments of the types described in the preceding clauses (a) through
         (d).

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "Change in Control" means

                  (a) the failure of Permitted Holders at any time to own, either directly or indirectly, beneficially and free and clear of all Liens at all times (other than Liens in favor of the Administrative Agent arising pursuant to the Pledge Agreements), at least 51% of the issued and outstanding Capital Securities of the Parent or the Borrower (both voting and non-voting), on a fully diluted basis;

                  (b) the direct or indirect acquisition by any Person or a group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than any Permitted Holder, of beneficial ownership (as such term is defined in Rule 13D-3 promulgated under the Securities Exchange Act of 1934, as amended) of 35% or more of the Capital Securities of the Parent or the Borrower;

                  (c) the failure of (i) the Borrower at any time to own, beneficially and of record, the percentage of the issued and outstanding Capital Securities of each Guarantor listed in Item 6.15 (`Ownership of Capital Stock') of the Disclosure Schedule as the percentage so owned on the date of this Agreement (other than Capital Securities disposed of in accordance with Section 7.2.11), in each case free and clear of all Liens (other than Liens in favor of the Administrative Agent arising pursuant to the Pledge Agreements), on a fully diluted basis or (ii) the Parent at any time to own, beneficially and of record, all of the Capital Securities of the Borrower; or

                  (d) any event constituting a `Change of Control' under the Indenture governing the Senior Notes (unless the holders of the Senior Notes waive any right to require redemption of the Senior Notes arising as a result of such event).

         "Closing Date" means the date on which all of the conditions set forth in Sections 5.1 and 5.2 shall have been met, but in no event later than November 30, 2000.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time. References to sections of the Code also refer to any successor sections.

         "Collateral" means any assets of the Borrower or any of its Subsidiaries or of any other Obligor subject to a Lien pursuant to any Loan Document.

         "Commitment" means, as the context may require, a Revolving Loan Commitment, Term Loan Commitment, or Letter of Credit Commitment.

         "Commitment Amount" means, as the context may require, either the Revolving Loan Commitment Amount, the Term Loan Commitment Amount or the Letter of Credit Commitment Amount or the aggregate of the foregoing.

         "Commitment Termination Event" means

                  (a) the occurrence of any Default described in clauses (b) through (d) of Section 8.1.9; or

                  (b) the occurrence and continuance of any other Event of Default and either

                           (i) the declaration of all or any portion of the Loans to be due and payable pursuant to Section 8.3, or

                           (ii) the giving of notice by the Administrative
                  Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "Compliance Capital" means the aggregate amount of cash contributions made to the common equity capital of the Borrower during the 30 day period immediately following the end of a Rolling Period so long as (a) each of the Lenders is given prior notice of the making of such capital contribution (including the amount thereof and the date on which it will occur) and (b) such notice identifies the contribution as being made to cure a default under Section
7.2.4 (as contemplated in Section 8.1.3).

         "Compliance Certificate" means a certificate duly completed and executed by the chief accounting or financial Authorized Officer of the Borrower, substantially in the form of Exhibit F hereto, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Borrower's compliance with the financial covenants contained herein.

         "Confidential Memorandum" means the Confidential Information Memorandum dated July, 2000 prepared by the Agents based on information supplied by the Borrower.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The principal amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

         "Continuation/Conversion Notice" means a notice of continuation or conversion of Loans duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D hereto.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Credit Extension" means, as the context may require,

                  (a)  the making of a Loan by a Lender; or

                  (b) the issuance of any Letter of Credit, the extension of any Stated Expiry Date of any existing Letter of Credit or the increase in the Stated Amount of any existing Letter of Credit, in each case by an Issuer.

         "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Disbursement" is defined in Section 2.7.2.

         "Disbursement Date" is defined in Section 2.7.2.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Administrative Agent and the Required Lenders.

         "Dollar" and the symbol "$" mean lawful money of the United States.

         "Domestic Office" means, relative to any Lender, the office of such Lender designated as such on Schedule III hereto or designated in a Lender Assignment Agreement, or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender to each other Person party hereto.

         "Dyson Family Member" means any of (a) John S. Dyson's wife, (b) his issue, (c) the respective executors, administrators, committees, conservators, guardians or custodians or donees of powers during the minority of or with respect to any of the individuals referred to in clauses (a) and (b) of this definition, or (d) the trustee or trustees of any inter vivos trust or testamentary trust created for the benefit of John S. Dyson or any of the individuals referred to in clauses (a) and (b) of this definition.

         "EBIT" means, for any period, the sum, without duplication, of

                  (a)  Net Income for such period;

plus

                  (b) the amounts deducted, in determining Net Income for such period, for

                           (i) provision for taxes based on the income or profits of the Borrower and its Subsidiaries,

         plus

                           (ii)  Interest Expense.

         "EBITDA" means, for any Rolling Period, the sum, without duplication, for such Rolling Period, of

                  (a)  EBIT;

plus

                  (b) the amount deducted, in determining Net Income for such Rolling Period, for amortization and depreciation of assets of the Borrower and its Subsidiaries during such Rolling Period (as determined in accordance with GAAP);

plus (or minus)

                  (c) any (i) extraordinary non-recurring expense (or income) deducted (or added) in determining Net Income for such Rolling Period (up to a maximum amount of $1,500,000 for any Rolling Period), (ii) non-cash expense (or income) that is not included in the preceding clause (c)(i) and that was deducted (or added) in determining Net Income for such Rolling Period, except to the extent that such non-cash expense (or income) is reasonably likely to result in a future cash outflow (or cash inflow), and (iii) solely for purposes of Article VII (and not for purposes of Section 3.1.2(c)), up to $6,500,000 in non-cash charges taken in the Rolling Period ended on June 30, 2000, in connection with the Recapitalization;

plus

                  (d) if any Permitted Acquisition, or if the Acquisition, was consummated at any time during such Rolling Period, an amount, calculated as provided in clauses (a), (b) and (c) of this definition, with respect to the business acquired in such acquisition, for the period commencing on the first day of such Rolling Period and ending immediately prior to the date such acquisition was consummated;

plus

                  (e) non-recurring expenses and pro forma adjustments in determining Net Income for such Rolling Period in connection with (i) the Acquisition, in an aggregate amount not to exceed $5,000,000, plus, without duplication, the aggregate amount of non-recurring expenses incurred by Acme in connection with the Acquisition, in each case as agreed to in writing by the Agents prior to the Closing Date, (ii) Permitted Acquisitions in amounts agreed to in writing by the Administrative Agent (in its reasonable discretion) prior to the consummation of such Permitted Acquisitions and (iii) solely for purposes of Article VII (and not for purposes of Section 3.1.2(c)), the Recapitalization (provided that the aggregate amount of such charges described in this clause (iii) shall not exceed $8,500,000 and shall consist solely of amounts paid to the Parent to permit the Parent to pay fees and expenses in connection with the Recapitalization);

plus

                  (f) an amount equal to Management Fees paid in accordance with this Agreement (including without limitation the amount of any distributions made pursuant to clause (a)(i)(D) of Section 7.2.6).

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 11.8.

         "Eligible Assignees" means each Lender, any Affiliate of a Lender, any commercial bank or other financial institution, any fund, trust or special purpose funding vehicle (including a securitization vehicle) that invests in loans (and any Related Fund) and any other Person approved in writing by the Administrative Agent, the Required Lenders and (except during the existence or the continuation of an Event of Default) the Borrower, which approvals shall not be unreasonably withheld.

         "Environmental Laws" means all applicable Federal, state, county or local statutes, laws, treaties, ordinances, decrees, directives, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "Estimation Period" means the period for which a Taxpayer is required to estimate for Federal income tax purposes his allocation of taxable income from the Borrower during a calendar year in connection with determining his estimated Federal income tax liability for such period.

         "Event of Default" is defined in Section 8.1.

         "Excess Cash Flow" means, for any Fiscal Year, the excess for such Fiscal Year of

                  (a)  EBITDA for such Fiscal Year;

over

                  (b)  the sum, determined for such Fiscal Year, of

                           (i) Capital Expenditures permitted by Section 7.2.7,
                  and all other expenditures in respect of plant, property and equipment, made or incurred by the Borrower and its Subsidiaries during such Fiscal Year, other than Capital Expenditures financed with the proceeds of (A) Indebtedness,
                  (B) Net Disposition Proceeds, (C) Net Equity Proceeds or (D) Excess Insurance Proceeds;

         plus

                           (ii) all prepayments and repayments of Term Loans
                  made during such Fiscal Year pursuant to Section 3.1.1 or
                  3.1.2 (other than pursuant to Section 3.1.2(c)(ii)) and all mandatory redemptions of Senior Notes and all repayments of Indebtedness incurred pursuant to Section 7.2.2(c) or (d) made during such Fiscal Year;

         plus

                           (iii) all distributions permitted to be made and actually made pursuant to Section 7.2.6(a)(i)(A) for such Fiscal Year;

         plus

                           (iv) the portion of the amount of provision for taxes
                  based on the income or profits of the Borrower and its Subsidiaries that has been accrued to be paid in respect of such Fiscal Year;

         plus

                           (v) the amount of the net increase in Working Capital
                  (and minus the amount of any net decrease in Working Capital) of the Borrower and its Subsidiaries from the last day of the preceding Fiscal Year;

         plus

                           (vi)  Interest Expense for such Fiscal Year;

         plus

                           (vii) the aggregate amount of all voluntary
                  prepayments of the Revolving Loans made during such Fiscal Year to the extent that, on the day any such voluntary prepayment was made, the Borrower made a voluntary reduction of the Revolving Loan Commitment pursuant to Section 2.3;

         plus

                           (viii) the aggregate amount of dividends and other
                  distributions made pursuant to Section 7.2.6(a)(i)(C) and (D) during such Fiscal Year;

         plus

                           (ix) an aggregate amount equal to the sum of the
                  amounts computed in accordance with clauses (c)(i), (e)(i) and
                  (e)(ii) of the definition contained herein for EBITDA for such Fiscal Year incurred and actually paid in cash;

provided that, for purposes of determining the amount of Excess Cash Flow for Fiscal Year 2001, Fiscal Year 2001 shall be deemed to begin on the date that the Merger is consummated and end on December 31, 2001.

         "Excess Insurance Proceeds" is defined in clause (d) of Section 7.1.4.

         "Existing Credit Agreement" means the Amended and Restated Credit and Guaranty Agreement dated as of January 19, 1999 among the Borrower, certain of the Borrower's Subsidiaries as Guarantors, the lenders party thereto and Societe Generale, as administrative agent for such lenders, as amended and otherwise modified and in effect immediately prior to the Effective Date.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the confidential fee letter, dated June 9, 2000, and amended and restated as of September 29, 2000, from First Union, SG, FUSI and SG Cowen, addressed to, and agreed to and accepted by, the Borrower.

         "Filing Agent" is defined in clause (b) of Section 5.1.8.

         "Filing Statements" is defined in clause (b) of Section 5.1.8.

         "First Union" is defined in the preamble.

         "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December in any Fiscal Year.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on the 31st day of each December. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2000") refer to the Fiscal Year ending in such calendar year.

         "Fixed Charge Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of:

                  (a)  the sum of

                           (i) EBITDA for the Rolling Period ending on such day;

         minus

                           (ii) Capital Expenditures made or incurred by the
                  Borrower and its Subsidiaries during such Rolling Period;

to

                  (b)  the sum of

                           (i) the portion of Interest Expense actually paid in cash in respect of such Rolling Period;

         plus

                           (ii) all scheduled repayments of principal of all
                  Indebtedness of the Borrower and its Subsidiaries (including without limitation scheduled repayments of the Term Loans pursuant to Section 3.1.2 (b)) made during such Rolling Period;

         plus

                           (iii) the amount of, plus without duplication an
                  amount equal to distributions payable to the Parent in respect of, cash taxes for the Borrower and its Subsidiaries paid or payable during such Rolling Period.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Funded Debt" means, as of any date of determination, any Indebtedness of the Borrower and its Subsidiaries of a type described in clause (a), (b) or
(c) of the definition of Indebtedness, or any Contingent Liability of the Borrower or any of its Subsidiaries in respect of any such type of Indebtedness.

         "Funded Debt to EBITDA Ratio" means, as of the last day of any Rolling Period, the ratio of:

                  (a) Funded Debt as at the last day of such Rolling Period (less the aggregate amount of Compliance Capital made during the Fiscal Quarter immediately following such Rolling Period to the extent used to prepay principal of Loans);

to

                  (b)  EBITDA for such Rolling Period.

         "GAAP" is defined in Section 1.4.

         "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guaranteed Obligations" is defined in Section 9.1.

         "Guarantor" is defined in the preamble.

         "Guarantor Security Agreement" means the Guarantor Security Agreement to be executed and delivered pursuant to Section 5.1.8, substantially in the form of Exhibit H-2 hereto, together with the Security Agreement (Trademark), Security Agreement (Patents) and Security Agreement (Copyright) related thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Hazardous Material" means

                  (a)  any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                  (c)  any oil or petroleum product;

                  (d)  asbestos in any form that is or could become friable; or

                  (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular section, paragraph or provision of this Agreement or such other Loan Document.

         "Immaterial Subsidiaries" is defined in Section 7.2.11(b)(i).

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

                  (a)  which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.

         "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of contract interpretation to the effect that where general words are followed by a specific listing of items, the general words shall not be given their widest meaning, shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money, all obligations of such Person evidenced by bonds, debentures, notes, subordinated debt or other similar instruments and all capital stock which has redemption provisions exercisable at the option of the holder thereof in whole or in part prior to the Stated Maturity Date, for cash;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account or upon the application of such Person;

                  (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities of such Person;

                  (d) net liabilities of such Person with respect to each Hedging Obligation;

                  (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, other than trade accounts payable incurred in the ordinary course of business;

                  (f) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                  (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall (x) include the Indebtedness of any partnership or joint venture in which such Person is a general partner thereof or has direct liability in the nature of a general partner and (y) exclude any accrued and unpaid Management Fees.

         "Indemnified Liabilities" is defined in Section 11.4.

         "Indemnified Parties" is defined in Section 11.4.

         "Intellectual Property Collateral", with respect to the Borrower and the Guarantors, has the meaning provided for such term in the Borrower Security Agreement and the Guarantor Security Agreement, respectively.

         "Interest Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of:

                  (a)  EBITDA for the Rolling Period ending on such day

to

                  (b) the portion of Interest Expense actually paid in cash in respect of such Rolling Period.

         "Interest Expense" means, for any period, (a) the aggregate consolidated interest expense of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP, including, without duplication, net obligations of the Borrower and its Subsidiaries (including fees) in respect of Rate Protection Agreements and the portion of any Capitalized Lease Liabilities of the Borrower and its Subsidiaries allocable to interest expense, and (b) all commitment fees, agency fees, letter of credit fees and other ongoing fees in respect of Indebtedness of the Borrower and its Subsidiaries, in each case payable for such period; provided that for any period ending prior to September 30, 2001, "Interest Expense" shall mean Interest Expense (as calculated in this definition) for the period beginning on the date that the Merger is consummated and ending on the last day of the relevant period, annualized for a year of 365 days (provided that the amounts provided for in this proviso shall not be included in calculating "Interest Expense" for purposes of the definition of "Excess Cash Flow").

         "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.4 or 2.5 and ending on (but excluding) the day which is one, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.4 or 2.5; provided, however, that

                  (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a month, in which case such Interest Period shall end on the Business Day next preceding the day on which such Interest Period would otherwise end); and

                  (c) the Borrower shall not be permitted to select, and there shall not be applicable, any Interest Period that would be broken by reason of a mandatory payment of Term Loans required pursuant to clause
         (b), (c) or (d) of Section 3.1.2 or any Interest Period for any Loan which would end later than the Stated Maturity Date for such Loan.

         "Inventory" means any "inventory" (as defined in Section 9-109(4) of the U.C.C.) of any Person.

         "Investment" means, relative to any Person,

                  (a) any loan or advance made by such Person to any other Person (excluding commission, reasonable travel, relocation and similar advances to officers and employees made in the ordinary course of business); and

                  (b) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto.

         "Issuer" means First Union in its capacity as issuer of the Letters of Credit. At the request of First Union, another Lender or an Affiliate of First Union may issue one or more Letters of Credit hereunder, in which case the term "Issuer" as used herein shall refer to each of First Union, any such Lender and any such Affiliate of First Union.

         "KCI" means Key Components, Inc., a New York corporation.

         "Keyhold" means Keyhold, Inc., a Delaware corporation.

         "Lender" is defined in the preamble.

         "Lender Assignment Agreement" means a lender assignment agreement in substantially the form of Exhibit K hereto.

         "Letter of Credit" is defined in clause (a) of Section 2.1.2.

         "Letter of Credit Commitment" means, with respect to any Issuer, such Issuer's obligation to issue Letters of Credit pursuant to Sections 2.1.2 and
2.7 and, with respect to each of the other Lenders, the obligations of each such Lender to participate in such Letters of Credit pursuant to Section 2.7.1.

         "Letter of Credit Commitment Amount" means, on any date, an amount equal to the lesser of (a) $5,000,000 and (b) the unused Revolving Loan Commitment Amount on such date, as such amount may be permanently reduced from time to time pursuant to Section 2.3.

         "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

                  (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit;

plus

                  (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "LIBO Rate" means, relative to any Interest Period, either (a) the rate of interest per annum determined by the Administrative Agent (rounded upward to the nearest 1/16 of 1%) appearing on the Dow Jones Market Screen 3740 or 3750 (or if more than one rate appears on such screen, the arithmetic mean for all such rates rounded upward to the nearest 1/16 of 1%) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period, and in an amount approximately equal to the amount of the LIBO Rate Loan of the Lender that is also acting as the Administrative Agent and for a period approximately equal to such Interest Period or (b) if such rate is for any reason not available, the rate per annum equal to the rate at which the Lender that is also acting as the Administrative Agent or its designee is offered deposits in such currency at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its LIBO Rate Loans are then being conducted for settlement in immediately available funds, for delivery on the first day of such Interest Period for the number of days comprised therein, and in an amount comparable to the amount of its LIBO Rate Loan to be outstanding during such Interest Period.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                         LIBO Rate                         LIBO Rate
                  -------------------------     --------------------------------
                     (Reserve Adjusted)      =   1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

         "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such on Schedule III hereto or designated in a Lender Assignment Agreement, or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining the LIBO Rate Loans of such Lender hereunder.

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever to secure payment of a debt or performance of an obligation.

         "Loan" means, as the context may require, a Revolving Loan or a Term Loan.

         "Loan Documents" means this Agreement, the Notes, the Letters of Credit, the Fee Letter, the Acme Guaranty, the Borrower Security Agreement, the Guarantor Security Agreement, the Pledge Agreements, the Mortgages, each Rate Protection Agreement, each Lender Assignment Agreement, each other document pursuant to which the Administrative Agent is granted a Lien to secure Obligations and each other agreement, instrument or document executed and delivered pursuant to or in connection with this Agreement and the other Loan Documents (including the agreements executed from time to time by Subsidiaries of the Borrower pursuant to Section 7.1.8).

         "Management Agreements" means (a) the Management Agreement, dated May 28, 1998, between the Borrower and Millbrook Capital Management, Inc., and (b) the letter agreement dated May 23, 2000 between Key Components, Inc. and Kelso & Company, L.P., in each case as adjusted by the letter dated May 23, 2000 between Millbrook Capital Management, Inc. and Kelso & Company, L.P., and as each of the foregoing may be amended, modified, supplemented or restated from time to time with the prior written consent of the Agents, such consent not to be unreasonably withheld.

         "Management Fees" means those certain management fees (excluding reimbursements of out-of-pocket expenses and indemnification payments) payable under the Management Agreements.

         "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries (and also, prior to the consummation of the Acquisition, Acme and its Subsidiaries) taken as a whole, (b) the rights and remedies of any Secured Party under any Loan Document or (c) the ability of any Obligor to perform its Obligations under any Loan Document.

         "Material Subsidiaries" means each of Marine Industries Company, LLC, Gits Manufacturing Company, LLC, B.W. Elliott Manufacturing Co., LLC, Hudson Lock, LLC, ESP Lock Products, LLC, Acme Electric Corporation and, in addition thereto, each Subsidiary now existing or hereafter acquired or formed by the Borrower, which (together with its subsidiaries) (a) for the Fiscal Quarter or Rolling Period then most recently ended, accounted for more than 5% of the consolidated revenues or consolidated EBITDA of the Borrower or (b) as at the end of such Fiscal Quarter or Rolling Period, was the owner of more than 5% of the consolidated assets of the Borrower, all as shown on the consolidated financial statements of the Borrower for such Fiscal Year required to be delivered pursuant to Section 7.1.1. For the purposes of this definition, any Subsidiary acquired or formed after the commencement of any Fiscal Quarter or Rolling Period shall be deemed to have been formed or acquired on the last day of the immediately preceding Fiscal Quarter or Rolling Period and, for purposes of this definition, the assets, EBITDA and revenues of such Subsidiary shall be deemed to be included in the consolidated financial statements of the Borrower.

         "Merger" is defined in the third recital.

         "Merger Agreement" is defined in the third recital.

         "Mortgages" is defined in clause (a) of Section 5.1.16, and shall include any and all mortgages, deeds of trust and other real estate security instruments securing the payment of the Obligations.

         "Net Debt Proceeds" means, in the case of the issuance, incurrence, placement or sale of any Indebtedness (other than Indebtedness in respect of the Notes and Indebtedness in respect of the Senior Notes or any refinancing of the Senior Notes permitted pursuant to Section 7.2.2(g)) of the type referred to in clause (a) of the definition thereof (whether pursuant to a public or private offering), permitted to be outstanding pursuant to Section 7.2.2 or otherwise permitted with the prior written consent of the Required Lenders from and after the Effective Date, the excess of

                  (a) the gross cash proceeds received by the Borrower or any of its Subsidiaries from such issuance, incurrence, placement or sale of permitted Indebtedness (including any cash payments received by way of deferred payment of principal pursuant to a permitted promissory note or installment receivable or otherwise, but only as and when received);

over

                  (b) in connection with the issuance, incurrence, placement or sale of permitted Indebtedness, (i) all reasonable and customary fees and expenses actually paid by the Borrower or its Subsidiaries and (ii) underwriters' discounts and commissions not payable to the Borrower, any of its Subsidiaries or any of their Affiliates.

         "Net Disposition Proceeds" means the excess of

                  (a) the gross cash proceeds (other than proceeds from any sale of Inventory of the Borrower or any of its Subsidiaries in the ordinary course of their business and other than any consideration received in the form of assumption by the acquiring Person of Indebtedness in connection with any Permitted Acquisition) received by the Borrower or any of its Subsidiaries from any Permitted Disposition made after the Effective Date, including any cash payments received by way of a deferred payment of principal pursuant to a permitted note or installment receivable or otherwise, but only when and as received;

over

                  (b) (i) all legal, investment banking, brokerage, accounting, financial advisory, title, recording, and other professional fees and expenses actually incurred by the Borrower and its Subsidiaries in connection with such Permitted Disposition, (ii) all taxes actually paid or estimated by the Borrower (in good faith) to be payable in cash in connection with such Permitted Disposition; provided, however, that if, after the payment of all taxes with respect to such Permitted Disposition, the amount of estimated taxes, if any, pursuant to clause
         (ii) above exceeded the amount of taxes actually paid in cash in respect of such Permitted Disposition, the aggregate amount of such excess shall be immediately payable, pursuant to clause (c) of Section 3.1.2, as Net Disposition Proceeds, (iii) the amount of income taxes payable (assuming the Taxpayer is subject to taxation at the highest applicable marginal rate and determined without regard to any other tax items of the Borrower or the Taxpayer) by the Taxpayers arising from such Permitted Disposition (provided that a certificate is delivered to the Administrative Agent, satisfactory in form and substance to the Administrative Agent, by Price Waterhouse Coopers LLC (or other independent public accountants of nationally recognized standing, with the prior written approval of the Administrative Agent) at the time of such Permitted Disposition setting forth in detail the calculation of such amount, (iv) if permitted hereunder or otherwise by the Required Lenders, the aggregate amount of any Indebtedness of the type referred to in clause (a) or (c) of the definition thereof which is secured by such asset and required to be repaid from such gross cash proceeds and
         (v) the amount of any reserve or escrow established in respect of any claims or liabilities of or payable by the Borrower or its Subsidiaries in respect of such Permitted Disposition, with any excess in such reserve or escrow after disposition of such claims to be immediately payable, pursuant to clause (c) of Section 3.1.2, as Net Disposition Proceeds.

         "Net Equity Proceeds" means, in the case of the issuance, placement or sale of equity securities or other ownership interests (whether pursuant to a public or private offering, but excluding any issuance of securities or other ownership interests to employees of the Borrower or any of its Subsidiaries (including any issuance upon the exercise of options held by any such employee) so long as the aggregate amount received by the Borrower or any of its Subsidiaries in connection with all such issuances does not exceed $2,000,000) from and after the Effective Date (other than any such issuance, placement or sale the proceeds of which are used to finance a Permitted Acquisition), the excess of

                  (a) the gross cash proceeds received by the Borrower or any of its Subsidiaries or any corporation of which the Borrower is a Subsidiary from such issuance, placement or sale of equity securities or other ownership interests (including any cash payments received by way of deferred payment of principal pursuant to a permitted promissory note or installment receivable or otherwise, but only as and when received);

over

                  (b) in connection with such issuance, placement or sale of such equity securities, all (i) legal, investment banking, brokerage, accounting, financial advisory, title, recording, and other professional fees and expenses actually paid by the Borrower or its Subsidiaries or any corporation of which the Borrower is a Subsidiary and (ii) underwriters' discounts and commissions not payable to the Borrower, any of its Subsidiaries or any of their Affiliates.

         "Net Income" means, for any period, all amounts (exclusive of all amounts in respect of any extraordinary gains or losses) which, in accordance with GAAP, would be included as net income on a consolidated statement of income of the Borrower and its Subsidiaries for such period (and including, in any event, any net income or loss of any Subsidiary of the Borrower that is "held for sale").

         "Note" means, as the context may require, either a Revolving Note or a Term Note.

         "Obligations" means all obligations (monetary or otherwise and whether absolute or contingent, matured or unmatured) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document, including the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans.

         "Obligor" is defined in the preamble.

         "Organic Document" means, relative to any Obligor, its articles or certificate of incorporation, operating agreement, by-laws, certificate of partnership, certificate of formation, limited liability company agreement, and all shareholder agreements, partnership agreements, voting trusts and similar arrangements applicable to any of such Obligor's Capital Securities.

         "Parent" means, collectively, KCI and Keyhold, together with any other Person or Persons which hereafter hold or own any Capital Securities of the Borrower.

         "Parent Pledge Agreement" means the Parent Pledge Agreement to be executed and delivered pursuant to clause (a) of Section 5.1.7, substantially in the form of Exhibit G-2 hereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Participant" is defined in Section 11.11.2.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which either the Borrower or any of its Subsidiaries or any corporation, trade or business that is, along with the Borrower or any of its Subsidiaries, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Percentage" means, relative to any Lender, the percentage set forth opposite the name of such Lender on Schedule II hereto or set forth in a duly executed Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.

         "Permitted Acquisition" means any acquisition by the Borrower of all of the capital stock of, or all or substantially all of the assets of, any Person (or of all of a line of business or business segment of any Person) that was, immediately prior to such acquisition, in a Permitted Business, or any acquisition involving intellectual property which is, or could reasonably be expected to be, useful in a Permitted Business, provided that in each case the following conditions are met:

                  (a) at least ten Business Days prior to such Permitted Acquisition, the Borrower shall have furnished the Administrative Agent with the following:

                           (i) a description (in detail reasonably satisfactory to the Administrative Agent) of such Permitted Acquisition;

                           (ii) a certificate of the chief financial officer of
                  the Borrower (in detail reasonably satisfactory to the Administrative Agent) demonstrating pro forma compliance with, and projected compliance with, the covenants set forth in
                  Article VII for the term hereof (including a reasonably detailed financial model supporting such certificate and including pro forma accruals for Interest Expense and other relevant items);

                           (iii) such other information relating to such
                  Permitted Acquisition as the Administrative Agent or any Lender may reasonably request (including, as applicable, audited financial information for the prior three fiscal years regarding the business to be acquired or, if no audited financial statements are available, financial statements certified by a senior financial officer of the relevant entity); and

                           (iv) if a due diligence report is obtained by the
                  Borrower with respect to such Permitted Acquisition, a copy of such due diligence report (in scope and form reasonably acceptable to the Administrative Agent);

                  (b) after giving effect to such Permitted Acquisition, the Borrower shall be in compliance with its obligations under Sections 7.1.7, 7.1.9 and 7.1.11, and, if such Permitted Acquisition consists in whole or in part of a stock acquisition or other acquisition of Capital Securities, after giving effect thereto, the Borrower shall be in compliance with the provisions of Section 7.1.8 and with all applicable laws;

                  (c) after giving effect to such Permitted Acquisition, the aggregate consideration paid or to be paid by the Obligors with respect to all Permitted Acquisitions made after the Effective Date (including the aggregate amount of all Indebtedness assumed in connection with all such Permitted Acquisitions) shall not exceed the sum of the following:

                           (i)  $15,000,000, plus

                           (ii) the aggregate amount of Net Equity Proceeds
                  received by the Obligors (other than any Compliance Capital, and other than any Net Equity Proceeds used to finance a redemption or repayment of Senior Notes pursuant to Section 7.2.6(b)(z)), plus

                           (iii) the aggregate amount of Net Disposition
                  Proceeds and Net Debt Proceeds received by the Obligors (other than any Net Disposition Proceeds or Net Debt Proceeds used to acquire assets other than in connection with a Permitted Acquisition, and other than any Net Disposition Proceeds used to finance a redemption or repayment of Senior Notes pursuant to Section 7.2.6(b)(z)), plus

                           (iv) the aggregate amount of Indebtedness assumed in
                  connection with all such Permitted Acquisitions (so long as such Indebtedness is permitted to be incurred under Section 7.2.2(d) or Section 7.2.2(i));

                  (d) immediately prior to such Permitted Acquisition and after giving effect thereto, no Default shall be continuing; and

                  (e) after giving effect to the consummation of such Permitted Acquisition, there shall remain at least $10,000,000 undrawn under the Revolving Loan Commitments.

         "Permitted Business" means the business of the Borrower and its Subsidiaries on the Effective Date or any business related, ancillary or complementary thereto, or which is an extension thereof, or which involves the light manufacturing of component products.

         "Permitted Disposition" means any sale, lease, transfer or other disposition of assets of the Borrower or any of its Subsidiaries to the extent that

                  (a) the Borrower and such Subsidiary shall have received fair value therefor (as determined by the Board of Directors of the Borrower or such Subsidiary);

                  (b) at the time of each such disposition (and after giving effect thereto), no Default shall have occurred and be continuing; and

                  (c) if such disposition is made to a Subsidiary, such Subsidiary shall be a Guarantor.

         "Permitted Holder" means (a) John S. Dyson, (b) any Dyson Family Member, (c) any trustee of any voting or `blind' trust established with respect to investments of or assets held by John S. Dyson or any Dyson Family Member as a consequence of or during the period of service by John S. Dyson as an appointed or elected public official, of which Clay B. Lifflander (or, following his death or disability, another member of the management of the Parent or the Borrower), either individually or with one or more additional trustees, is a trustee, (d) Clay B. Lifflander, (e) Kelso Investment Associates VI, L.P. and
(f) KEP VI, LLC.

         "Permitted Quarterly Tax Distributions" means quarterly distributions of Tax Amounts determined for the related Estimation Period on the basis of the annualized estimated taxable income of the Borrower and its Tax Consolidated Subsidiaries, but not less than the minimum amount, based upon the prior tax year's tax liability (taking into account only tax items attributable to the Borrower) required to avoid any underpayment penalties or interest; provided, however, that (a) prior to any distributions of Tax Amounts the Borrower shall deliver an officers' certificate certifying that the Tax Amounts to be distributed were determined pursuant to the terms of this Agreement and stating that the Borrower is disregarded or is treated as a pass-through entity for Federal income tax purposes and (b) at the time of such distributions, the most recent audited financial statements of the Borrower reflect that the Borrower was disregarded or treated as a pass-through entity for Federal income tax purposes for the period covered by such financial statements.

         "Person" means any natural person, corporation, partnership, firm, limited liability company, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means any Pension Plan or Welfare Plan.

         "Pledge Agreements" means, as the context may require, any or all of the Borrower Pledge Agreement, the Parent Pledge Agreement, or the Subsidiary Pledge Agreement.

         "Quarterly Payment Date" means the last day of each March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day.

         "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the Borrower or any of its Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.

         "Realty" means all right, title and interest of the Borrower and its respective Subsidiaries in any land, buildings, improvements, fixtures, other interests in real estate and any leasehold interest in any of the foregoing.

         "Recapitalization" means the recapitalization of the Parent, and related transactions, which took place in the Fiscal Quarter ended June 30, 2000 involving Kelso Investment Associates VI, L.P., KEP VI, LLC and other Persons.

         "Register" is defined in Section 11.11.1.

         "Reimbursement Obligation" is defined in Section 2.7.3.

         "Related Fund" means, with respect to any Lender which is a fund that invests in loans, any other fund that invests in loans and is controlled by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Release" means any spilling, leaking, pumping, pouring emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Material or pollutant or contaminant into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material or pollutant or contaminant).

         "Required Lenders" means, at the time any determination thereof is to be made:

                  (a) prior to the date of the making of the initial Credit Extensions hereunder, Lenders having at least 51% of the Term Loan Commitments and the Revolving Loan Commitments; and

                  (b) on and after the date of the making of the initial Credit Extensions hereunder, Lenders having at least 51% of the Total Exposure Amount.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

         "Revolving Loan" is defined in Section 2.1.1.

         "Revolving Loan Commitment" is defined in Section 2.1.1.

         "Revolving Loan Commitment Amount" means, on any date, $40,000,000, as such amount may be reduced from time to time pursuant to Section 2.3.

         "Revolving Loan Commitment Termination Date" means the earliest of

                  (a) September 30, 2006;

                  (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.3; and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described above, the Revolving Loan Commitments shall terminate automatically and without any further action.

         "Revolving Note" means a promissory note of the Borrower payable to any Lender, substantially in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Rolling Period" means, as of any date of calculation, the immediately preceding four full Fiscal Quarters, provided that, for purposes of computing the Fixed Charge Coverage Ratio and the Interest Coverage Ratio, for all Fiscal Quarters ended on or prior to September 30, 2001, Rolling Period means the annualized amount for all Fiscal Quarters that have been completed since the Closing Date.

         "Security Agreements" means, as the context may require, the Borrower Security Agreement and the Guarantor Security Agreement.

         "Senior Notes" means the $80,000,000 10 1/2% Senior Notes Due 2008 of the Borrower, as such Senior Notes may be amended and restated or otherwise modified from time to time in accordance with Section 7.2.12.

         "SG" is defined in the preamble.

         "Specified Acme Debt" means up to approximately $4.5 million of industrial revenue bond type financing for facilities located in Cuba, N.Y. , unless appropriate third party consents with respect to the maintenance of such indebtedness without default are obtained by the Closing Date, as described in greater detail on Schedule IV.

         "State" means the several states of the United States, including the District of Columbia, and their political subdivisions.

         "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

         "Stated Expiry Date" is defined in Section 2.7.

         "Stated Maturity Date" means (a) with respect to Revolving Loans, the Revolving Loan Commitment Termination Date, and (b) with respect to Term Loans, September 30, 2006.

         "Subsidiary" means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the Borrower.

         "Subsidary Pledge Agreement" means the Subsidary Pledge Agreement to be executed and delivered pursuant to clause (a) of Section 5.1.7, substantially in the form of Exhibit G-3 hereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Syndication Agent" is defined in the preamble.

         "Tax Amounts" means, with respect to any taxable period, an amount equal to (a) the product of (i) the taxable income of the Borrower and its Tax Consolidated Subsidiaries for such period as determined by the Tax Amounts CPA and (ii) the Tax Percentage reduced by (b) to the extent not previously taken into account, any income tax benefit attributable to the tax items of the Borrower and its Tax Consolidated Subsidiaries which could legally be realized (without regard to the actual realization) by the Taxpayers with respect to tax items of the Borrower and its Tax Consolidated Subsidiaries in the current or any prior taxable year, or portion thereof, commencing on or after the Closing Date (including any tax losses or tax credits up to the aggregate amount of income tax benefits previously legally realizable by the Taxpayers), computed at the applicable Tax Percentage for the year that such benefit is taken into account for purposes of this computation.

         "Tax Amounts CPA" means a nationally recognized certified public accounting firm.

         "Tax Consolidated Subsidiaries" means the Subsidiaries of the Borrower that either (a) are members of the affiliated group (within the meaning of section 1504(a)(1) of the Code) of which the Parent is the common parent and with which the Taxpayers join in filing a consolidated Federal income tax return or (b) are treated for Federal income tax purposes as disregarded or as pass through entities and the income of which is includible, for Federal income tax purposes, in the income of the Borrower by reason of the direct or indirect ownership by the Borrower of equity interests therein.

         "Taxes" is defined in Section 4.6.

         "Taxpayer(s)" means, (a) with respect to any member of the Borrower for any period during which such member is a pass through entity for Federal income tax purposes, the stockholders, members or partners of such pass through entity, and (b) with respect to any member of the Borrower for any period during which such member is not a pass through entity for Federal income tax purposes, such member.

         "Tax Percentage" means, for a particular taxable year, the [weighted average of] the highest effective marginal combined rates of Federal, state and local income tax (computed assuming an allowance in full for deduction of state and local taxes in determining taxable income for Federal income tax purposes), imposed on the Taxpayers, as certified by the Tax Amounts CPA in a certificate filed with the Administrative Agent. The rate of "state income tax" to be taken into account for purposes of determining the Tax Percentage for a particular taxable year shall be deemed to be the highest state marginal tax rate applicable to any Taxpayer.

         "Term Loan" is defined in Section 2.1.3.

         "Term Loan Commitment" is defined in Section 2.1.3.

         "Term Loan Commitment Amount" means $100,000,000.

         "Term Note" means a promissory note of the Borrower payable to any Lender, substantially in the form of Exhibit B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Termination Date" means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired (or been cash collateralized in a manner satisfactory to the Administrative Agent), all Rate Protection Agreements have been terminated and all Commitments have been terminated.

         "Total Commitment Amount" means the sum, without duplication, of the Revolving Loan Commitment Amount and the Term Loan Commitment Amount.

         "Total Exposure Amount" means, on any date of determination (and without duplication), the outstanding principal amounts of all Loans, the aggregate amount of all Letter of Credit Outstandings (including, without limitation, with respect to each Lender that has a Revolving Credit Commitment, participations therein purchased pursuant to Section 2.7.1) and the unfunded amount of the Commitments.

         "True-up Amount" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (a) the aggregate Permitted Quarterly Tax Distributions actually distributed in respect of such taxable year and (b) the actual Tax Amounts for such year that are required to paid to a taxing authority in respect of the actual tax liability of the Taxpayers. For purposes of this Agreement, the amount equal to the excess, if any, of the amount described in clause (a) over the amount described in clause (b) above shall be referred to as the "True-up Amount due to the Borrower" and the excess, if any, of the amount described in clause (b) over the amount described in clause (a) above shall be referred to as the "True-up Amount due to the Taxpayers."

         "type" means, relative to any Loan, whether such Loan is maintained as a Base Rate Loan or a LIBO Rate Loan.

         "U.C.C." means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then "U.C.C." means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

         "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "Voting Securities" means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers (including managing general partners) or other voting members of the governing body of such Person.

         "Welfare Plan" means a "welfare plan" (as such term is defined in Section 3(1) of ERISA), maintained by the Borrower or for which the Borrower or any of its Subsidiaries has any contractual liability.

         "Working Capital" means, at any time of determination, the excess of

                  (a) the consolidated current assets of the Borrower and its Subsidiaries at such time (other than cash and cash equivalents held by the Borrower and its Subsidiaries)

over

                  (b) the consolidated current liabilities of the Borrower and its Subsidiaries at such time (other than the current portion of outstanding Term Loans and the current portion of the Senior Notes).

         SECTION I.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and each other Loan Document.

         SECTION I.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION I.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section
6.5. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication.


                                   ARTICLE II
                       COMMITMENTS, BORROWING PROCEDURES,
                           LETTERS OF CREDIT AND NOTES

         SECTION II.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender and the Issuer severally agree to make Credit Extensions pursuant to the Commitments described in this
Section 2.1.

         SECTION II.1.1. Revolving Loan Commitment. From time to time on any Business Day occurring on or after the Closing Date and prior to the Revolving Loan Commitment Termination Date, each Lender severally agrees to make loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Revolving Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section is herein referred to as its "Revolving Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Revolving Loans.

         SECTION II.1.2. Letter of Credit Commitment. From time to time on any Business Day occurring on or after the Closing Date and prior to the Revolving Loan Commitment Termination Date, the applicable Issuer will

                  (a) issue one or more standby letters of credit (relative to such Issuer, its "Letter of Credit") for the account of the Borrower in respect of obligations of the Borrower in Stated Amounts requested by the Borrower on such day with a Stated Expiry Date not later than the earlier of (i) the Revolving Loan Commitment Termination Date and (ii) one year from the date of such extension; or

                  (b) extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder to a date not later than the earlier of (i) the Revolving Loan Commitment Termination Date and (ii) one year from the date of such extension.

         SECTION II.1.3. Term Loan Commitment. On the Closing Date, each Lender severally agrees to make one loan (relative to such Lender, its "Term Loan") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowings of Term Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section is herein referred to as its "Term Loan Commitment". No amounts paid or prepaid with respect to Term Loans may be reborrowed.

         SECTION II.2. Lenders and Issuer Not Permitted or Required To Make Credit Extensions. No Lender shall be permitted or required to make any Loan, and no Issuer shall be obligated to issue or extend any Letter of Credit, under any circumstance described below in this Section.

         SECTION II.2.1. Revolving Loans. No Borrowing of Revolving Loans shall be made if, after giving effect thereto, the aggregate outstanding principal amount of all the Revolving Loans, together with the aggregate amount of all Letter of Credit Outstandings, (a) of all the Lenders would exceed the Revolving Loan Commitment Amount, or (b) of such Lender would exceed such Lender's Percentage of the Revolving Loan Commitment Amount.

         SECTION II.2.2. Letters of Credit. No issuance or extension of a Letter of Credit shall be made if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (b) the aggregate amount of all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all Revolving Loans, would exceed the Revolving Loan Commitment Amount.

         SECTION II.2.3. Term Loans. No Borrowing of Term Loans shall be made if, after giving effect thereto, the aggregate principal amount of all the Term Loans (a) of all Lenders would exceed the Term Loan Commitment Amount or (b) of such Lender would exceed such Lender's Percentage of the Term Loan Commitment Amount.

         SECTION II.3. Optional Reduction of the Commitment Amounts. The Borrower may, from time to time on any Business Day occurring (a) after the Effective Date and prior to the Closing Date, voluntarily terminate the entire Commitment; provided, however, that such termination shall require at least two Business Days' prior written notice to the Administrative Agent and be permanent, and (b) after the Closing Date, voluntarily reduce the unused amount of the Revolving Loan Commitment Amount; provided, however, that all such reductions shall require at least one Business Day's prior notice to the Administrative Agent and be permanent, and any partial reduction of the unused amount of the Revolving Loan Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000.

         SECTION II.4. Borrowing Procedure. By delivering a Borrowing Request to the Administrative Agent on or before 10:00 a.m. (New York City time) on a Business Day, the Borrower may from time to time irrevocably request that Base Rate Loans be made on such Business Day or on another Business Day within five Business Days of such Business Day, or that LIBO Rate Loans be made on any Business Day not less than three nor more than five Business Days thereafter. All Loans shall be made in a minimum aggregate amount of $500,000 and an aggregate integral multiple of $100,000 or, if less, in the unused amount of the applicable Commitment, and the proceeds of all Loans shall be used solely for the purposes described in Section 4.10. On the terms and subject to the conditions of this Agreement, each Borrowing shall be made on the Business Day specified in such Borrowing Request. On or before 11:00 a.m. (New York City time) on such Business Day, each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION II.5. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 11:00 a.m. (New York City time) on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of conversions to Base Rate Loans, or three Business Days' notice in the case of conversions to or continuations of LIBO Rate Loans, and in either case not more than five Business Days' notice, that all, or any portion in a minimum aggregate amount of $500,000 and an aggregate integral multiple of $100,000 be, in the case of Base Rate Loans converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business
Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (a) each such conversion or continuation shall be prorated among the applicable outstanding Revolving Loans of all Lenders and (b) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing (unless the Required Lenders otherwise agree in writing).

         SECTION II.6. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1 through 4.5, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION II.7. Issuance Procedures. By delivering to the Administrative Agent an Issuance Request, together with a duly completed letter of credit application on the Issuer's customary form, on or before 11:00 a.m., New York City time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three nor more than 5 Business Days' notice, that the applicable Issuer issue, increase the Stated Amount of, or extend the Stated Expiry Date of, as the case may be, a Letter of Credit in such form as may be requested by the Borrower and approved by such Issuer, such Letter of Credit to be used solely for the purposes described in Section 4.10. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier of (a) one year from the date of issuance (subject to extensions for additional one-year periods) and (b) the Revolving Loan Commitment Termination Date. The applicable Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder. Unless notified in writing by the Required Lenders before it issues a Letter of Credit that a Default exists, the applicable Issuer may issue the requested Letter of Credit in accordance with such Issuer's customary practices.

         SECTION II.7.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by an Issuer pursuant hereto, and without further action, each Lender (other than such Issuer) shall be deemed to have irrevocably and unconditionally purchased (without recourse, representation or warranty), to the extent of its Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its applicable Percentage, be responsible for reimbursing promptly (and in any event within one Business Day together with interest at the Federal Funds Rate (rounded upward, if necessary, to the next highest 1/16 of 1%) for each day until reimbursement is made) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.7.3 or which have been reimbursed by the Borrower but have been required to be returned or disgorged by such Issuer. In addition, such Lender shall, to the extent of its Percentage and so long as it shall have complied with its obligations under this Section and
Section 2.7.3, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to the first sentence of Section 3.3.3 with respect to each Letter of Credit and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation.

         SECTION II.7.2. Disbursements. The applicable Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, such Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m. (New York City time) on the first Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent, for the account of such Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the highest rate per annum then in effect pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement.

         SECTION II.7.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.7.2 to reimburse the applicable Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse such Issuer (or if any reimbursement by the Borrower must be returned or disgorged by such Issuer for any reason), each Lender's obligation under Section 2.7.1 to reimburse such Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against such Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against such Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of such Issuer.

         SECTION II.7.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Default of the type described in Section 8.1.9 or, with notice from the Administrative Agent, upon the occurrence and during the continuation of any other Event of Default

                  (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding for the account of the Borrower shall, without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the applicable Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

                  (b) upon notification by the Administrative Agent to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the applicable Issuer for the amount deemed to have been so paid or disbursed by such Issuer.

Any amounts so payable by the Borrower pursuant to this Section, together with an amount equal to all accrued fees with respect to Letters of Credit, shall be deposited in cash in an account under the sole control of the Administrative Agent and otherwise on terms satisfactory to the Administrative Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuers. In the case of any such deemed disbursement resulting from the occurrence of a Default, if such Default has been cured or waived, the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the partial satisfaction of such Obligations.

         SECTION II.7.5. Nature of Reimbursement Obligations. The Borrower shall assume all risks of, and each Lender's Obligations under this Section 2.7 shall not be affected by, the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither the applicable Issuer nor any Lender shall be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (except to the extent of such Issuer's gross negligence or wilful misconduct);

                  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the applicable beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit (except for a failure by such Issuer to honor a demand for payment that strictly complies with the terms of such Letter of Credit);

                  (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Lender hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith shall be binding upon the Borrower and each Lender, and shall not put the Issuer or any Lender under any resulting liability to either the Borrower or any Lender, as the case may be. In any event, if the Borrower fails to object with specificity in writing to any draw under a Letter of Credit at least one Business Day after receipt of notice of such draw, the Borrower shall be deemed to have waived any objection to the making of such payment.

         SECTION II.8. Notes. (a) The Revolving Loans made by each Lender shall be evidenced by a single Revolving Note, dated the Closing Date, payable to the order of such Lender in a maximum principal amount equal to the amount of its Revolving Loan Commitment as originally in effect and otherwise duly completed. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Revolving Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate applicable to, the Revolving Loans evidenced thereby. Such notations shall be rebuttable presumptive evidence of the matters evidenced thereby; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

         (b) The Term Loans made by each Lender shall be evidenced by a single Term Note, dated the Closing Date, payable to the order of such Lender in a principal amount equal to the amount of the Term Loan of such Lender and otherwise duly completed. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Term Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate applicable to, the Term Loans evidenced thereby. Such notations shall be rebuttable presumptive evidence of the matters evidenced thereby; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.


                                   ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION III.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan made to it upon the Stated Maturity Date therefor and pursuant to Section 8.2 and Section 8.3. Prior thereto, repayments and prepayments of Loans shall be made as set forth in this
Section 3.1.

         SECTION III.1.1. Voluntary Prepayments. Prior to the Stated Maturity Date, the Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of Revolving Loans or Term Loans; provided, however, that

                  (a) subject to the second sentence of this Section 3.1.1, any such prepayments shall be applied to the Loans that the Borrower directs;

                  (b) all such voluntary prepayments shall require at least one but no more than five Business Days' prior written notice to the Administrative Agent; and

                  (c) all such voluntary partial prepayments shall be in an aggregate minimum amount of $500,000 and an integral multiple of $100,000, or, if less, the remaining amount outstanding under the Loans.

Each voluntary prepayment of any Term Loans made pursuant to this Section shall be applied, to the extent of such prepayment, as follows:

                           first, to the payment of the next two scheduled
                  installments of principal of the Term Loans as set forth in
                  Section 3.1.2(b), and

                           then, to the remaining installments of principal of
                  the Term Loans ratably in accordance with the respective unpaid principal amounts thereof.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty but subject to Section 4.4.

         SECTION III.1.2. Mandatory Prepayments. Prior to the Stated Maturity Date,

                  (a) the Borrower agrees that it shall, on each date when the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and (ii) Letter of Credit Outstandings exceeds the Revolving Loan Commitment Amount (as it may be reduced from time to time), make a mandatory prepayment of all Revolving Loans in an amount equal to such excess (or, to the extent that the aggregate outstanding amount of Revolving Loans is less than such excess, deposit cash in an amount equal to such shortfall in an account as contemplated by the penultimate sentence of Section 2.7.4);

                  (b) the Borrower shall, on each date set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of Term Loans in the amounts set forth opposite each such date:

                                                         Principal Amount Due
                           Repayment Date                on Each Repayment Date
                           --------------                ----------------------

                           December 31, 2000                   $1,875,000
                           March 31, 2001                      $1,875,000
                           June 30, 2001                       $1,875,000
                           September 30, 2001                  $1,875,000
                           December 31, 2001                   $2,500,000
                           March 31, 2002                      $2,500,000
                           June 30, 2002                       $2,500,000
                           September 30, 2002                  $2,500,000
                           December 31, 2002                   $3,750,000
                           March 31, 2003                      $3,750,000
                           June 30, 2003                       $3,750,000
                           September 30, 2003                  $3,750,000
                           December 31, 2003                   $4,375,000
                           March 31, 2004                      $4,375,000
                           June 30, 2004                       $4,375,000
                           September 30, 2004                  $4,375,000
                           December 31, 2004                   $5,000,000
                           March 31, 2005                      $5,000,000
                           June 30, 2005                       $5,000,000
                           September 30, 2005                  $5,000,000
                           December 31, 2005                   $7,500,000
                           March 31, 2006                      $7,500,000
                           June 30, 2006                       $7,500,000
                           Stated Maturity Date                $7,500,000

                  (c)  the Borrower shall,

                           (i) on the date of receipt by it or any of its
                  Subsidiaries of any Net Disposition Proceeds, Net Equity Proceeds or Net Debt Proceeds, apply 100% of all such Net Disposition Proceeds, Net Equity Proceeds or Net Debt Proceeds,

                           (ii) on the fifth Business Day following the receipt
                  by it or any of its Subsidiaries of any Excess Insurance Proceeds, apply 100% of all such Excess Insurance Proceeds, and

                           (iii) on the date of delivery of the audited
                  financial statements pursuant to clause (b) of Section 7.1.1 for each Fiscal Year, commencing with the Fiscal Year ending December 31, 2001 (but not later than the date such financial statements are required to be furnished to the Lenders), apply 75% of Excess Cash Flow for such Fiscal Year (or, in the event the Funded Debt to EBITDA Ratio is less than 2.50:1.00, 50% of Excess Cash Flow for such Fiscal Year), as follows: (x) first, to the payment of the next two scheduled installments of principal of the Term Loans as set forth in Section 3.1.2(b), and (y) second, to the remaining installments of principal of the Term Loans ratably in accordance with the respective unpaid principal amounts thereof;

provided, however, that no prepayment shall be required pursuant to subparagraph
(c)(i) so long as:

                           (A) no Default has occurred and is continuing;

                           (B) in the case of Net Equity Proceeds, such Net
                  Equity Proceeds are either (x) reinvested or are planned to be reinvested by the Borrower or any of its Subsidiaries in a Permitted Acquisition within 270 days after the receipt thereof, or (y) are used to finance a redemption or repayment of Senior Notes pursuant to Section 7.2.6(b)(z);

                           (C) in the case of Net Disposition Proceeds, such Net
                  Disposition Proceeds (x) are reinvested by the Borrower or any of its Subsidiaries in a Permitted Acquisition or in replacement or similar assets pursuant to definitive purchase agreements entered into no later than 180 days after their receipt (as certified by the Borrower to the Administrative Agent within such period), with full consummation under such definitive agreements to occur no later than 270 days after their receipt, (y) in the case of Acme Dispositions, are reinvested by the Borrower or any of its Subsidiaries in a Permitted Acquisition or in replacement or similar assets no later than 360 days after their receipt, or (z) are used to finance a redemption or repayment of Senior Notes pursuant to
                  Section 7.2.6(b)(z); and

                           (D) in the case of Net Debt Proceeds, such Net Debt
                  Proceeds are reinvested by the Borrower or any of its Subsidiaries in a Permitted Acquisition or in other assets no later than 180 days after their receipt; and

                  (d) the Borrower shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or
         Section 8.3, repay all (or if only a portion of the Loans are accelerated thereunder, such portion of) the Loans.

Each prepayment of any Loans made pursuant to this Section shall be made without premium or penalty, except as specified herein.

         SECTION III.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 3.2.

         SECTION III.2.1. Rates. Subject to Sections 2.4 and 2.5, the Borrower may elect, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, that Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion of the Revolving Loans maintained from time to time as Base Rate Loans, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin;

                  (b) on that portion of Revolving Loans maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin;

                  (c) on that portion of the Term Loans maintained from time to time as Base Rate Loans, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

                  (d) on that portion of Term Loans maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

         All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION III.2.2. Post-Default Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), and after the Borrower has defaulted in the payment of any other monetary Obligation which has become due and payable or there has occurred an Event of Default, and for so long as any such amount continues to be due and payable or such Event of Default remains in effect without cure or waiver, the Borrower shall pay interest (after as well as before judgment) on all amounts payable hereunder at a rate per annum equal to the otherwise applicable rate plus an additional margin of 2%.

         SECTION III.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a)  on the Stated Maturity Date therefor;

                  (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

                  (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

                  (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period);

                  (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

                  (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date therefor, upon acceleration or otherwise) shall be payable upon demand.

         SECTION III.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

         SECTION III.3.1.  Commitment Fees.

                  (a) The Borrower agrees to pay to the Administrative Agent, for the pro rata account of each Lender with a Revolving Loan Commitment, for the period (including any portion thereof when the Revolving Loan Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) (a) commencing on the Effective Date and continuing through March 31, 2001, a commitment fee at the rate of 1/2 of 1% per annum, and (b) thereafter and continuing through the Revolving Loan Commitment Termination Date, a commitment fee in an amount equal to the Applicable Margin for Commitment Fees, in each case on such Lender's Percentage of the sum of the average daily undrawn and unused portion of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings). Such commitment fees shall be payable by the Borrower to the Administrative Agent for ratable distribution to each Lender with a Revolving Loan Commitment in cash in arrears on the Closing Date (or the date the Commitments terminate or expire if the Closing Date does not occur) and thereafter on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Closing Date, and on the Revolving Loan Commitment Termination Date.

                  (b) The Borrower agrees to pay to the Administrative Agent, for the pro rata account of each Lender with a Term Loan Commitment, for the period commencing on the Effective Date and continuing through the Closing Date (or the date the Commitments terminate or expire if the Closing Date does not occur), a commitment fee at the rate of 1/2 of 1% per annum, on such Lender's Percentage of the Term Loan Commitment Amount. Such commitment fees shall be payable by the Borrower to the Administrative Agent for ratable distribution to each Lender with a Term Loan Commitment in full in cash on the Closing Date (or the date the Commitments terminate or expire if the Closing Date does not occur).

         SECTION III.3.2. Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of the Issuer and each other Lender of Revolving Loans, a Letter of Credit fee in an amount equal to the then Applicable Margin for LIBO Rate Revolving Loans multiplied by the Stated Amount of all Letters of Credit outstanding, such fee to be paid quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date. The Borrower further agrees to pay to each Issuer (a) on the date of (x) the issuance of each Letter of Credit, (y) each increase in the Stated Amount thereof and (z) each extension (automatic or otherwise) of the Stated Expiry Date thereof, an issuance fee in an amount equal to the greater of (i) $500 and
(ii) 1/4 of 1% of the Stated Amount thereof (or increase in such Stated Amount) and (b) all reasonable costs and expenses incurred by such Issuer in connection with such Letter of Credit.

         SECTION III.3.3. Agents' Fees, etc. The Borrower agrees to pay to the Agents for their own respective accounts, fees and/or other consideration in the amounts, on the dates and in the manner set forth in the Fee Letter.


                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION IV.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, (a) the obligations of such Lender to make, continue, maintain or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, (b) thereafter, the Borrower may select only Base Rate Loans from such Lender hereunder, and (c) if any of the Lenders may not lawfully continue to maintain a LIBO Rate Loan to the end of the current Interest Period applicable thereto as a LIBO Rate Loan, all outstanding LIBO Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION IV.2. Deposits Unavailable. If the Administrative Agent shall have determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Lender that is also acting as the Administrative Agent in its relevant market; or

                  (b) by reason of circumstances affecting the relevant market for the Lender that is also acting as the Administrative Agent, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.4 and Section 2.5 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION IV.3. Increased Costs, etc. (a) The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans (including but not limited to any imposition or effectiveness of reserve requirements not already included in the LIBO Rate Reserve Percentage) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in, after the Effective Date, of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event as provided in clause (c) below, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be paid by the Borrower directly to such Lender promptly (and, in any event, within 15 Business Days of receipt of such notice), and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         (b) If at any time the introduction or effectiveness of or any change in any applicable law, rule or regulation (including without limitation those announced or published prior to the date of this Agreement), or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive issued by any such authority (whether or not having the force of law) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued, or participated in, by any Issuer or Lender, or (ii) impose on any Issuer or Lender any other conditions affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuer or Lender of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuer or Lender hereunder with respect to Letters of Credit, then, within ten days of the receipt of the notice referred to below (which notice shall be given by the respective Issuer or Lender promptly after it determines such increased cost or reduction is applicable to Letters of Credit or its participation therein) to the Borrower by the respective Issuer or Lender (a copy of which notice shall be sent by such Issuer or Lender to the Administrative Agent), the Borrower shall pay to such Issuer or Lender such additional amount or amounts as will compensate such Issuer or Lender for such increased cost or reduction. A notice submitted to the Borrower by such Issuer or Lender, setting forth the basis for the calculation of such additional amount or amounts necessary to compensate such Issuer or Lender as aforesaid shall be conclusive and binding on the Borrower absent manifest error.

         (c) Each Lender shall notify the Borrower of any event occurring after the date of this Agreement entitling such Lender to compensation under paragraph
(a) or (b) of this Section 4.3 as promptly as practicable, but in any event within 30 days after such Lender obtains actual knowledge thereof; provided that if any Lender fails to give such notice within 30 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 4.3 in respect of any costs resulting from such event, only be entitled to payment under this Section 4.3 for costs incurred from and after the date 30 days prior to the date that such Lender does give such notice.

         (d) Provided that no Default shall have occurred and be continuing, the Borrower may, at any time, replace any Lender as to which the Borrower is obligated to make payments under this Section 4.3 (or under Section 4.5 or 4.6) (which payments are higher than the charges being imposed by other Lenders generally), by giving not less than ten Business Days' prior notice to the Administrative Agent (who shall promptly notify such Lender), that it intends to replace such Lender with one or more lenders (including but not limited to one or more Lenders under this Agreement) selected by the Borrower that (i) have agreed to replace such Lender as provided in this paragraph and (ii) are reasonably acceptable to the Administrative Agent. Upon the effective date of any replacement under this paragraph and as a condition to such replacement, the replacement lender or lenders shall pay to the Lender being replaced the principal of the Loans held by such Lender and the Borrower shall pay to such Lender, upon delivery to the Borrower of the Notes evidencing the Loans made by such Lender, all accrued interest on such Loans and all other amounts owing to such Lender hereunder (including any amounts payable under Section 4.4 as if such Loans were being prepaid by the Borrower) whereupon each such replacement lender (if not already a Lender) shall become a "Lender" for all purposes of this Agreement.

         SECTION IV.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
         Section 3.1 or otherwise;

                  (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor as a result of the conditions precedent to such Loans not being satisfied or as a result of the Borrower attempting to revoke such Borrowing Request; or

                  (c) any Loans not being continued as, or converted into LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall promptly (and, in any event, within 5 Business Days of receipt of such notice) pay directly to such Lender such amount as will (in the determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION IV.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Lender or Issuer or any Person controlling such Lender or Issuer, and such Lender or Issuer determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made by such Lender or (to the extent, if any, not covered by Section 4.3(b)) Letters of Credit issued or participated in by such Lender or Issuer is reduced to a level below that which such Lender, Issuer or such controlling Person (to the extent, if any, not covered by Section 4.3(b)) could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or Issuer to the Borrower, the Borrower shall immediately pay directly to such Lender or Issuer additional amounts sufficient to compensate such Lender or Issuer or such controlling Person for such reduction in rate of return. A statement of such Lender or Issuer as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender or Issuer may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION IV.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder (including Reimbursement Obligations and fees) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

                  (c) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had no such Taxes been asserted.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

         Upon the request of the Borrower or the Administrative Agent, each Lender that is organized under the laws of a jurisdiction other than the United States or any State thereof shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Administrative Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

         SECTION IV.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to or in respect of this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m. (New York City time), on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees (including any post-default rate interest payments made pursuant to Section 3.2.2) shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on Base Rate Loans, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (b) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment. The Administrative Agent is authorized to charge any account maintained by the Borrower with it for any Obligations owing to it or any of the Lenders.

         SECTION IV.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 and 4.6) in excess of its pro rata share of payments pursuant to Section 4.7, then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION IV.9. Setoff. Each Lender shall, upon the occurrence of any Event of Default and with the consent of the Required Lenders, to the extent permitted under applicable law, appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of
Section 4.8 and each application shall be in accordance with the application provided for in the Security Agreements (each Lender agreeing promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; but the failure to give such notice shall not affect the validity of such setoff and application). The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION IV.10. Use of Proceeds. The proceeds from the Credit Extensions may be used to (a) finance the Acquisition, (b) refinance all existing debt of the Borrower under the Existing Credit Agreement and the Specified Acme Debt,
(c) finance Permitted Acquisitions, (d) finance the working capital needs of the Borrower and its Subsidiaries, including Permitted Quarterly Tax Distributions, to make payment of Management Fees in accordance with this Agreement, and to make distributions to the Parent pursuant to Section 7.2.6(a)(D), and (e) prepay or redeem Senior Notes in accordance with Section 7.2.6(b)(z).


                                    ARTICLE V
                         CONDITIONS TO CREDIT EXTENSIONS

         SECTION V.1. Initial Credit Extension. The obligations of the Lenders and, if applicable, the applicable Issuer to fund the initial Credit Extension shall be subject to the prior or concurrent fulfillment of each of the conditions precedent set forth in this Section 5.1 to the satisfaction of the Administrative Agent.

         SECTION V.1.1. Organic Documents, etc. The Administrative Agent shall have received from each Obligor, (a) a copy of a good standing certificate, dated a date reasonably close to the Closing Date, for each such Person and (b) a certificate, dated the Closing Date, of its Secretary or Assistant Secretary as to

                  (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

                  (ii)  each Organic Document of such Obligor; and

                  (iii) the incumbency and signatures of the officers of such Obligor authorized to act with respect to this Agreement, the Notes and each other Loan Document to be executed by it,

         upon which certificates the Administrative Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of such Obligor canceling or amending such prior certificate.

         SECTION V.1.2. Agreement. The Administrative Agent shall have received, with counterparts for each Lender identified on the signature pages hereto, this Agreement duly executed by each such Lender, the Administrative Agent and an Authorized Officer of each of the Obligors.

         SECTION V.1.3. Consummation of Acquisition, Refinancing of Existing Credit Agreement and Specified Acme Debt, etc. The Administrative Agent shall have received evidence satisfactory to the Agents that all actions necessary to consummate the Acquisition shall have been taken in accordance with all applicable law and in accordance with the terms of each applicable Merger Document (including (a) the due filing of a Certificate of Merger with the Secretary of State of the State of New York, and (b) consummation of the Merger pursuant to the Merger Documents, all without amendment or waiver of any provision thereof that is adverse to the Lenders by any party to any Merger Document or any of their Affiliates or Subsidiaries). There shall exist at and as of the Closing Date (after giving effect to the Acquisition and the initial Credit Extensions hereunder) no conditions that would constitute a default or an event of default under any of the Merger Documents. The Agents shall be reasonably satisfied that the Existing Credit Agreement and the Specified Acme Debt have been refinanced or repaid in full and all related Liens have been terminated or replaced by Liens securing (or have been assigned to secure) Obligations hereunder.

         SECTION V.1.4. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender entitled thereto, its Revolving Note and Term Note, each dated the Closing Date, and duly executed and delivered by an Authorized Officer of the Borrower.

         SECTION V.1.5. Financial Information. The Administrative Agent shall have received, for the account of each Lender, (a) a pro forma balance sheet after giving effect to the Acquisition, certified to present fairly in all material respects the pro forma financial condition of the Borrower after giving effect to the Acquisition by the chief financial Authorized Officer of the Borrower and in form and substance reasonably satisfactory to the Lenders, (b) the most recent audited financial statements for the Borrower and Acme, (c) unaudited monthly financial statements for Borrower and Acme from the most recent Fiscal Year end through the month ending immediately prior to the Closing Date, and (d) pro forma seven year projections in form and substance reasonably satisfactory to the Agents.

         SECTION V.1.6. Required Consents and Approvals. All consents and approvals required to be obtained prior to the Effective Date shall have been obtained and be in full force and effect with respect to the transactions contemplated hereby and by the Acquisition from (a) all relevant Governmental Authorities and (b) any other Person whose consent or approval the Administrative Agent deems necessary or appropriate to effect the transactions contemplated hereby and by the Acquisition.

         SECTION V.1.7. Pledged Property. The Administrative Agent shall have received:

                  (a) the Pledge Agreements, dated as of the Closing Date, duly executed by each relevant Pledgor (as defined in the respective Pledge Agreement); and

                  (b) the original certificates evidencing all of the issued and outstanding shares of capital stock required to be pledged pursuant to the terms of the Pledge Agreements, which certificates shall be accompanied by undated stock powers duly executed in blank by each relevant Pledgor (as defined in the respective Pledge Agreement).

         SECTION V.1.8. Security Agreements, Filings, etc. The Administrative Agent shall have received:

                  (a) executed counterparts of the Borrower Security Agreement and the Guarantor Security Agreement dated as of the Closing Date duly executed by the Borrower and the Guarantors party thereto, as appropriate, together with copies of executed U.C.C. financing statements naming the Borrower and the Guarantors party thereto, as appropriate, as the debtor, and the Administrative Agent for the benefit of the Lenders, as the secured party, filed or to be filed under the U.C.C. in all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the first priority security interest of the Administrative Agent pursuant to the Security Agreements, together with evidence satisfactory to the Administrative Agent of the filing (or delivery for filing) of an appropriate trademark security agreement supplement; and

                  (b) evidence that all U.C.C. financing statements referred to in clause (a) above, and any other similar financing statements and U.C.C. (Form UCC-3) termination statements required pursuant to the Loan Documents (collectively, the "Filing Statements") have been delivered to CT Corporation System or another similar filing service company acceptable to the Administrative Agent (the "Filing Agent"). The Filing Agent shall have acknowledged in a writing satisfactory to the Administrative Agent and its counsel (i) the Filing Agent's receipt of all Filing Statements, (ii) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Effective Date, and (iii) that the Filing Agent will notify the Administrative Agent and its counsel of the results of such submissions within 30 days following the Effective Date.

         SECTION V.1.9. Solvency Certificates. The Administrative Agent shall have received, with copies for each Lender, a solvency certificate, duly executed by the chief executive officer or chief financial Authorized Officer of the Borrower and each Guarantor, as the case may be, in substantially the form of Exhibits J-1 and J-2, respectively, attached hereto.

         SECTION V.1.10. Closing Date Certificates. The Administrative Agent shall have received, with copies for each Lender, a closing date certificate in substantially the form of Exhibit I attached hereto, duly executed by the chief financial or executive Authorized Officer of the Borrower and the Guarantors, and dated the Closing Date, in which certificate the Borrower and the Guarantors shall agree and acknowledge that the statements made therein shall be true and correct representations and warranties of the Borrower and the Guarantors as of such date. All documents and agreements appended to such Closing Date Certificate shall be in form and substance satisfactory to the Administrative Agent and the Lenders.

         SECTION V.1.11. Evidence of Insurance. The Administrative Agent shall have received a certificate, dated the Closing Date, duly executed by an Authorized Officer of the Borrower and accompanied by a confirming broker's letter, setting forth that each of the Borrower and the Guarantors maintains customary and adequate insurance for its respective business and is in compliance with the insurance requirements set forth in Section 7.1.4, together with evidence of the insurance coverage required to be maintained pursuant to
Section 7.1.4 as of the Closing Date.

         SECTION V.1.12. Opinions of Counsel. The Administrative Agent shall have received an opinion, dated the Closing Date, and addressed to the Administrative Agent and all the Lenders, from RubinBaum LLP, counsel to the Borrower and the Guarantors, substantially in the form of Exhibit L hereto.

         SECTION V.1.13. Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, and for the account of the Syndication Agent and each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and, if then invoiced, 11.3.

         SECTION V.1.14. Satisfactory Legal Form, etc. All documents executed or submitted pursuant hereto on or prior to the Closing Date by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Administrative Agent and counsel to the Agents; the Administrative Agent, the Lenders and their counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or counsel to the Agents may reasonably request.

         SECTION V.1.15. Minimum EBITDA. The Administrative Agent shall have received, with counterparts for each Lender, a certificate, dated the Closing Date, duly executed and delivered by the chief financial or other Authorized Officer of the Borrower acceptable to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, evidencing that the EBITDA for the Borrower and its Subsidiaries (including Acme and its Subsidiaries) on a consolidated basis for the twelve month period ending the last day of the month immediately preceding the Closing Date is not less than $46,000,000, computed in a manner consistent with the computations made under "Exhibit A--Pro Forma EBITDA Adjustments" in the Confidential Memorandum.

         SECTION V.1.16. Mortgages; Title Insurance, Surveys; etc. (a) The Borrower and the Guarantors (i) shall have delivered to the Administrative Agent counterparts of mortgages or deeds of trust, which shall be in form and substance reasonably satisfactory to the Administrative Agent (as amended, supplemented, restated or otherwise modified from time to time, the "Mortgages"), duly executed by the Borrower and the Guarantors, covering all real property owned by any Obligor (other than the real property comprised of Acme Dispositions or owned by Turner Electric, LLC or Atlantic Guest, Inc.), and
(ii) shall have obtained second priority Mortgages on the real property owned by Gits Manufacturing Company, LLC, together with:

                  (x) evidence of the completion of (or satisfactory arrangements for the completion of) all recordings and filings of the Mortgages (and related fixture filings), to the extent required above in this Section 5.1.16, as may be necessary or, in the opinion of the Administrative Agent, desirable to effectively create a valid first priority mortgage Lien against all of the Realty owned by the Borrower; and

                  (y) such other approvals, opinions or documents in connection therewith as the Administrative Agent may reasonably request.

         (b) The Administrative Agent shall have received a mortgagee's title insurance policy satisfactory to it and from an independent title insurer satisfactory to it (the "Title Insurer"), with respect to the Realty owned by the Borrower and its Subsidiaries, insuring that title to such Realty is marketable and that the interests created by each Mortgage constitute valid Liens thereon free and clear of all defects and encumbrances (with customary exceptions for items that do not have a material adverse effect on the use or value of the property or are otherwise reasonably satisfactory to the Administrative Agent), and such other matters reasonably approved by the Administrative Agent, and such policy shall also include a revolving credit endorsement, comprehensive endorsement, variable rate endorsement, access and utilities endorsements, a mechanic's lien endorsement and such other endorsements as the Administrative Agent shall reasonably request. All premiums, title examination, survey, departmental violations, judgment and U.C.C. search charges, mortgage recording taxes and fees, and other taxes, charges and fees shall have been paid in full or provided for in a manner satisfactory to the Title Insurer and the Administrative Agent, and the Administrative Agent shall have been furnished satisfactory evidence of such payment or provision.

         (c) The Administrative Agent shall have received a current survey of the Realty owned by the Borrower and its Subsidiaries and the improvements thereon prepared in accordance with the current Minimum Standard Detail Requirements for Land Title Surveys as adopted by the American Land Title Association and the American Congress on Surveying and Mapping, prepared and certified to the Administrative Agent and the Title Insurer by a licensed surveyor or engineer, which surveyor and survey shall be reasonably satisfactory in all respects to the Administrative Agent and to the Title Insurer and which certification shall include, among other things, a statement to the effect that all portions of such Realty that lie within any flood areas designated on any maps entitled "Flood Insurance Rate Map", "Flood Hazard Floodway Boundary Map", "Flood Hazard Boundary Map", or "Flood Boundary and Floodway Map" published by the Federal Emergency Management Agency or on any Flood Hazard Boundary Map published by the U.S. Department of Housing and Urban Development have been outlined and labeled on the survey.

         SECTION V.1.17. Payment of Outstanding Indebtedness; Acquisition Matters, etc. (a) The Acquisition shall have been duly consummated and the Merger Consideration (as defined in the Merger Agreement), together with all Indebtedness assumed or refinanced in connection with the Acquisition, shall not exceed the sum of $62,000,000.

         (b) The Administrative Agent shall have received, for the account of each Lender, certified true and complete copies of the Merger Agreement and all Exhibits, Schedules and Annexes thereto, duly executed and delivered by all of the parties thereto; and all of the closing conditions set forth in the Merger Agreement shall have been satisfied in accordance with the terms thereof.

         (c) All Indebtedness of the Borrower and its Subsidiaries (including all Indebtedness of Acme and its Subsidiaries, other than Indebtedness identified in Item 7.2.2(c) ("Ongoing Acme Debt") of the Disclosure Schedule) identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule shall have been paid in full or otherwise satisfied in accordance with the terms thereof, and any Liens securing any such Indebtedness shall have been released and terminated of record.

         SECTION V.1.18. Total Funded Debt. The Administrative Agent shall have received evidence reasonably satisfactory to it that (a) the total Funded Debt of the Borrower and its Subsidiaries (including Acme) does not exceed $200,000,000 on the Closing Date, and (b) the aggregate principal amount of Revolving Loans does not exceed $16,000,000 after giving effect to the consummation of the Acquisition and the Borrowings made on the Closing Date.

         SECTION V.1.19. Environmental. The Administrative Agent shall have received recent "phase I" environmental reviews on all material real property of Acme, in form and substance and from reviewers reasonably satisfactory to the Agents, together with certified true and complete copies of all environmental reviews in the possession of the Borrower and/or its Subsidiaries on the existing material properties of the Borrower and its Subsidiaries.

         SECTION V.1.20. Management Fee Acknowledgment Letter. The Administrative Agent shall have received a letter, duly executed by each of the entities that is permitted to receive fees in accordance with Section 7.2.15 and in form reasonably satisfactory to the Administrative Agent, to the effect that each of such entities acknowledges and agrees to be bound by the terms and provisions of such Section 7.2.15 and to turn over to the Administrative Agent any proceeds paid in violation thereof.

         SECTION V.1.21. Acme Guaranty. The Administrative Agent shall have received executed counterparts of the Acme Guaranty, dated as of the Closing Date, duly executed by Acme and all of its subsidiaries.

         SECTION V.2. All Credit Extensions. The obligation of each Lender and Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to the fulfillment of each of the conditions precedent set forth in this Section 5.2 to the satisfaction of the Administrative Agent.

         SECTION V.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension, the following statements shall be true and correct:

                  (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7, and such representations and warranties as are modified to the extent disclosed to the Administrative Agent and the Lenders solely as a result of a Permitted Acquisition or Permitted Disposition made in accordance with the terms of this Agreement) and those set forth in the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

                  (b) except as disclosed by the Borrower to the Administrative Agent and the Lenders pursuant to Section 6.7,

                           (i) no labor controversy, litigation, arbitration or
                  governmental investigation or proceeding shall be pending or, to the knowledge (after due inquiry) of the Borrower, threatened against the Borrower or any of its Subsidiaries (including, without limitation, Acme and its Subsidiaries) which is reasonably likely to restrain, prevent or impose burdensome conditions on the Acquisition or have a Material Adverse Effect or, in the case of the initial Credit Extension, seeks to restrain, enjoin or otherwise prevent the consummation of, or to recover damages or obtain relief as a result of, the transactions contemplated by or in connection with this Agreement or the other Loan Documents; and

                           (ii) no development shall have occurred in any labor
                  controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which might have a Material Adverse Effect;

                  (c) the sum of the (i) aggregate outstanding principal amount of all Revolving Loans and (ii) aggregate amount of Letter of Credit Outstandings shall not exceed the Revolving Loan Commitment Amount (as such amount may be reduced from time to time), and the sum of all Revolving Loans, all Term Loans and all Letter of Credit Outstandings, together with all other outstanding Indebtedness (as defined in the Indenture for the Senior Notes) of the Borrower and its Subsidiaries and all Disqualified Stock (as defined in the Indenture for the Senior Notes) shall not result in a Consolidated Coverage Ratio (as defined in the Indenture for the Senior Notes) that is greater than 2.0 to 1.0, all as certified in reasonable detail to the Administrative Agent; and

                  (d) no Default shall have then occurred and be continuing and the Borrower shall not be in material violation of any law or governmental regulation or court decree.

         SECTION V.2.2. Credit Extension Request, etc. The Administrative Agent shall have received a Borrowing Request if Loans are being requested or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in
Section 5.2.1 are true and correct.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders, each Issuer and the Administrative Agent to enter into this Agreement and to make Credit Extensions hereunder, each Borrower and the Guarantors jointly and severally represents and warrants to the Administrative Agent, each Issuer and each Lender as set forth in this Article VI.

         SECTION VI.1. Organization, etc. The Borrower and each of its Subsidiaries and each other Obligor (a) is a corporation or limited liability company validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, other than any such qualifications, the absence of which, could not reasonably be expected to have a Material Adverse Effect.

         SECTION VI.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Merger Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, are within the Borrower's and each such Obligor's corporate or limited liability company powers, have been duly authorized by all necessary corporate action or limited liability company action, as the case may be, and do not

                  (a) contravene or result in a default under the Borrower's or any such Obligor's Organic Documents;

                  (b) contravene or result in a default under any law or governmental regulation, court decree, order or material contractual restriction binding on the Borrower or any such Obligor; or

                  (c) result in, or require the creation or imposition of, any Lien on any of any Obligor's properties other than the Liens created under the Loan Documents in favor of the Administrative Agent for the benefit of the Lenders.

         SECTION VI.3. Government Approval, Regulation, Compliance with Law, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for (a) the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes, or any other Loan Document to which it is a party or the Merger Agreement, (b) the grant by the Borrower and each applicable Obligor of the security interests, pledges and Liens granted by the Loan Documents, (c) the perfection of or the exercise by the Administrative Agent or any Lender of its rights and remedies under this Agreement or any other Loan Document or (d) the Acquisition, other than, in the case of (b) and (c) above, compliance with the Assignment of Claims Act of 1940 and, in the case of (d) above, the approval of the required portion of the shareholders of Acme.

         SECTION VI.4. Validity, etc. This Agreement and each of the Notes has been duly executed and delivered, and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law). Each of the Loan Documents which purports to create a security interest creates a valid first priority security interest in the Collateral subject thereto, subject only to Liens permitted by Section 7.2.3, securing the payment of the Obligations.

         SECTION VI.5. Financial Information. The financial statements delivered pursuant to Section 5.1.5 have been prepared in accordance with GAAP consistently applied except that in the case of financial statements for interim periods such statements do not have footnotes and are subject to customary year-end audit adjustments, and such financial statements present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Borrower and its Subsidiaries have no material liabilities, including as to contingencies and unusual or forward commitments, that are not disclosed in the foregoing financial statements or the footnotes thereto or set forth in Item 6.5 ("Certain Material Liabilities") of the Disclosure Schedule. All balance sheets, all statements of operations, shareholders' equity and cash flow and all other financial information of each of the Borrower and its Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Effective Date be prepared in accordance with GAAP consistently applied, and do or will present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

         SECTION VI.6. No Material Adverse Change. Since the date of the financial statements described in clause (b) of Section 5.1.5, there has been no material adverse change in the condition (financial or otherwise), operations, business, assets or liabilities of the Borrower and its Subsidiaries (including, without limitation, Acme and its Subsidiaries), taken as a whole.

         SECTION VI.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of either the Borrower or any Guarantor, any litigation threatened in writing, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule, or which purports to affect the legality, validity or enforceability of this Agreement, the Notes, the Merger Agreement or any other Loan Document.

         SECTION VI.8. Subsidiaries. The Borrower has no Subsidiaries except the Guarantors, Key Components Finance Corp., a Delaware corporation, Gits Mfg. (Thailand) Company Limited, a Thailand corporation, and those Subsidiaries which it may acquire or create after the Closing Date in accordance with and subject to the terms hereof (including without limitation Section 7.1.8), through the Acquisition or Permitted Acquisitions or with the prior written consent of the Required Lenders, including Servicios Acme de Mexico, S. de R.L. de C.V., a Mexico limited liability company, and Acme Electric de Mexico, S. de R.L. de C.V., a Mexico limited liability company.

         SECTION VI.9. Ownership of Properties. Except as set forth in Item 6.9 ("Ownership of Properties") of the Disclosure Schedule, the Borrower and each of its Subsidiaries, own good and marketable title to all of their properties and assets, have valid fee or leasehold interests in all property, as the case may be, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) other than the Liens permitted pursuant to Section 7.2.3. Neither the Borrower nor any of its Subsidiaries owns any real property in fee other than as set forth in Item 6.9 of the Disclosure Schedule. There are no copyrights or patents owned by the Borrower.

         SECTION VI.10. Taxes. The Borrower and each of its Subsidiaries have filed (a) all returns and reports required by law to have been filed by or with respect to it in connection with Federal, state and local income taxes (including any predecessor entity or entities (including, without limitation, any withholding taxes of any nature whatsoever)) and (b) all other returns and reports with respect to taxes required by law to have been filed. All Federal, state and local income taxes (as described above) that are shown as due on any tax return have been paid in full and all other taxes and governmental charges that are owing have been paid in full, except such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Borrower is not treated as an association taxable as a corporation or publicly traded partnership for Federal income tax or applicable state income taxation purposes.

         SECTION VI.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the Effective Date of this Agreement and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan as a result of which the Borrower or any member of its Controlled Group could be required to make a contribution to such Pension Plan or could reasonably expect to incur an obligation or liability to such Pension Plan in each case in excess of $1,000,000, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group or any other Obligor has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION VI.12. Environmental Warranties. Except as set forth in Item
6.12 ("Environmental Matters") of the Disclosure Schedule, and except to the extent that the same could not reasonably be expected to have a Material Adverse
Effect:

                  (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and such Subsidiaries in compliance with all Environmental Laws;

                  (b) there have been no past, and there are no pending or threatened,

                           (i) claims, complaints, notices or requests for
                  information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                           (ii) complaints, notices or inquiries to the Borrower
                  or any of its Subsidiaries regarding potential liability under any Environmental Law or, with regard to contamination, any common or civil law;

                  (c) there is no claim, complaint, notice, request for information or inquiry that has been received by or made to the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law or regarding potential liability under any Environmental Law or, with regard to contamination, any common or civil law;

                  (d) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

                  (e) the Borrower and its Subsidiaries have been issued and are in compliance in all material respects with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses;

                  (f) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (g) there are no underground storage tanks (including petroleum storage tanks) that are abandoned or that have been inactive for greater than one year on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

                  (h) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that do not have leak detection systems as required by and in compliance with all Environmental Laws;

                  (i) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that have Released or suffered Release(s) of Hazardous Materials;

                  (j) there are no fuel pumps, underground storage tanks, or above ground storage tanks, including petroleum storage tanks, on or under any property now owned or leased by the Borrower or any of its Subsidiaries that may reasonably be expected to have a material adverse effect on the financial condition of any Obligor;

                  (k) neither the Borrower nor any of its Subsidiaries has, to the best of its knowledge, directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                  (l) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

                  (m) no conditions (other than those covered in the preceding clauses (a) through (l)) exist at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to any material liability under any Environmental Law; and

                  (n) each of the representations and warranties set forth in
         Section 3.20 of the Merger Agreement ("Environmental Protection") is true and correct in all material respects.

         SECTION VI.13. Accuracy of Information. (a) All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any Guarantor in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (including, without limitation, the Confidential Memorandum, provided that it is understood that the information contained therein with respect to Acme is based on information provided to the Borrower in writing by Acme and has not been independently verified by the Borrower, although the Borrower has no reason to believe such information is not complete and accurate in all material respects) is, and all other such factual information hereafter furnished by or on behalf of the Borrower or such Guarantor to the Administrative Agent or any Lender, will be, when taken as a whole true and accurate in every material respect on the date as of which such information is dated or certified and, as to information delivered before the Effective Date, as of the date of execution and delivery of this Agreement by the Administrative Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

         (b) All written information prepared by any consultant or professional advisor on behalf of the Borrower or any of its Subsidiaries which was furnished to the Administrative Agent or any Lender in connection with the preparation, execution and delivery of this Agreement has been reviewed by the Borrower, and nothing has come to the attention of the Borrower in the context of such review which would lead them to believe that such information (or the assumptions on which such information is based) is not, taken as a whole, true and correct in all material respects or that such information, taken as a whole, omits to state any material fact necessary to make such information not misleading in any material respect.

         (c) Insofar as any of the information described above includes assumptions, estimates, projections or opinions, each of the Borrower and the Guarantors has reviewed such matters and nothing has come to the attention of the Borrower in the context of such review which would lead it to believe that (subject to qualitative variances therein to reflect differing scenarios) such assumptions, estimates, projections or opinions omit to state any material fact necessary to make such assumptions, estimates, projections or opinions not reasonable or not misleading in any material respect. All projections and estimates have been prepared in good faith on the basis of reasonable assumptions and represent the best estimate of future performance by the party supplying the same.

         (d) The representations and warranties by the Borrower and its Subsidiaries contained in the Merger Agreement are true and correct in all material respects, and to the best of the Borrower's knowledge, the representations and warranties of Acme contained in the Merger Agreement are true and correct in all material respects.

         SECTION VI.14. Intellectual Property Collateral. With respect to any Intellectual Property Collateral the loss, impairment or infringement of which might have a Material Adverse Effect:

                  (a) such Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

                  (b) such Intellectual Property Collateral is valid and enforceable;

                  (c) the Borrower and its Subsidiaries have made all necessary filings and recordations to protect their respective interests in such Intellectual Property Collateral, including without limitation, recordations of all such interests in the Intellectual Property Collateral in the United States Patent and Trademark Office; and

                  (d) the Borrower and its Subsidiaries are the exclusive owners of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral (except for Liens created under the Loan Documents) and no claim has been made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party.

         SECTION VI.15. Ownership of Capital Securities. Item 6.15 ("Ownership of Capital Securities") of the Disclosure Schedule sets forth a true, complete and accurate description of the ownership percentages of all holders of the Capital Securities of each of the Guarantors. All such Capital Securities are owned free and clear of all Liens (other than any Lien pursuant to the Pledge Agreements). Except as set forth in said Item 6.15, there are no outstanding options, warrants or convertible securities with respect to the Capital Securities of the Borrower or any of its Subsidiaries.

         SECTION VI.16. Absence of Default. Neither the Borrower nor any of its Subsidiaries is (a) in default as of the Effective Date in the payment of (or in the performance of any obligation applicable to) any Indebtedness, except as disclosed in Item 6.16 ("Absence of Default") of the Disclosure Schedule or (b) in violation of any law or governmental regulation or court decree or order, in any respect.

         SECTION VI.17. Regulations U and X. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock". None of the proceeds of any Loan or any Letter of Credit will be used for the purpose of, or be made available by the Borrower in any manner to any other Person to enable or assist such Person in, directly or indirectly purchasing or carrying "margin stock", provided that the proceeds of the Term Loans and Revolving Loans made on the Closing Date may be so used solely to the extent that such proceeds are applied (a) as payment in respect of the Acquisition and (b) in a manner that does not constitute a violation of Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION VI.18. Government Regulation. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a "company controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION VI.19. Burdensome Agreements. Neither the Borrower nor any of its Subsidiaries is or will be a party to any instrument which could have a Material Adverse Effect.

         SECTION VI.20. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of the Borrower and its Subsidiaries and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Borrower and its Subsidiaries interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed, except to the extent such reprogramming and testing would not be reasonably expected to have a Material Adverse Effect.


                                   ARTICLE VII
                                    COVENANTS

         SECTION VII.1. Affirmative Covenants. The Borrower and each Guarantor agree with the Administrative Agent, each Issuer and each Lender that, until the Termination Date, the Borrower and each Guarantor will perform the obligations set forth in this Section 7.1.

         SECTION VII.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 35 days (or 45 days in the case of months ending in Fiscal Year 2000) after the end of each month of each Fiscal Year of the Borrower, a monthly financial report and consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such month and consolidated and consolidating statements of earnings of the Borrower and its Subsidiaries for such month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form (x) the consolidated and consolidating figures for the corresponding date and periods of the previous Fiscal Year (giving pro forma effect to any consummated acquisitions) and (y) the corresponding consolidated and consolidating figures from the applicable budget referred to in Section 7.1.1(i) certified by the chief financial Authorized Officer of the Borrower in a manner acceptable to the Administrative Agent;

                  (b) (i) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated and consolidating statements of earnings and consolidated statements of cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing as fairly presenting, in accordance with GAAP consistently applied, the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries at the end of such Fiscal Year and for the Fiscal Year then ended, and showing a comparison with the prior Fiscal Year, together with a certificate, executed by the chief financial Authorized Officer of the Borrower, (x) showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) the calculation of Excess Cash Flow, (y) setting forth in comparative form the corresponding consolidated and consolidating figures from the applicable budget referred to in Section 7.1.1(i), and (z) a Compliance Certificate, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Section 7.2.4 and (ii) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, all management letters and internal control and similar memoranda prepared by the accountants certifying the financial statements of the Borrower for such Fiscal Year;

                  (c) as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year of the Borrower, (i) a quarterly financial report and consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of earnings and consolidated and consolidating statements of cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, setting forth in each case in comparative form (x) the consolidated and consolidating figures for the corresponding date and periods of the previous Fiscal Year (giving pro forma effect to any consummated acquisitions) and (y) the corresponding consolidated and consolidating figures from the applicable budget referred to in Section 7.1.1(i) certified by the chief financial Authorized Officer of the Borrower in a manner acceptable to the Administrative Agent, and (ii) a Compliance Certificate, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Section 7.2.4;

                  (d)  [Intentionally Omitted];

                  (e) as soon as possible and in any event within three Business Days after knowledge of an Authorized Officer of the occurrence of any Default, a statement of the chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (f) as soon as possible and in any event within three Business Days after (x) the occurrence of any materially adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (y) the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 6.7, notice thereof and, at the Administrative Agent's request, copies of all documentation relating thereto;

                  (g) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any class of its security holders generally, in their capacities as such, and all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any securities exchange;

                  (h) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

                  (i) promptly when available and, in any event, (x) at least 30 days prior to the last day of each Fiscal Year, a preliminary budget in form and scope satisfactory to the Administrative Agent for the next succeeding Fiscal Year, and (y) within 60 days after the beginning of each Fiscal Year, a definitive budget in form and scope satisfactory to the Administrative Agent for such Fiscal Year, in each case in reasonable detail for the relevant Fiscal Year, prepared on a consolidated and consolidating basis, and setting forth the principal assumptions upon which such budget is based;

                  (j) if, as a result of any material change in accounting principles and policies from those used in the preparation of the Financial Statements referred to in Section 6.5, the financial statements delivered pursuant to clause (a), (b) or (c) of this Section
         7.1.1 will differ in any material respect from the financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, at the reasonable request of the Required Lenders, consolidated financial statements of the Borrower and its Subsidiaries for (i) the then current Fiscal Year to the effective date of such change and (ii) the one full Fiscal Year immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and a written statement of the chief accounting Authorized Officer or chief financial Authorized Officer of the Borrower setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change; and

                  (k) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender or the Issuer through the Administrative Agent may from time to time reasonably request.

         SECTION VII.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to comply in all material respects with all governmental rules and regulations and all other material applicable laws, rules, regulations and orders, such compliance to include (a) subject to Section 7.2.10, the maintenance and preservation of its corporate, limited liability company or other organizational existence and qualification as a foreign corporation or limited liability company in any jurisdiction where the Borrower or its Subsidiaries have assets or conduct business and (b) the payment, before the same become delinquent, of (i) all Federal, state and local income taxes and
(ii) all other taxes, assessments and governmental charges except in each such case to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION VII.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep their respective properties in good repair, working order and condition, subject to ordinary wear and tear, and make necessary and proper repairs, renewals (including lease payments on leasehold properties) and replacements so that the business carried on in connection therewith may be conducted as it is on the Effective Date.

         SECTION VII.1.4. Insurance. (a) The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with responsible and reputable insurance carriers licensed to write insurance, insurance with respect to all their property, business and assets against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

         (b) All premiums on insurance policies required under this Section shall be paid by the Borrower and its Subsidiaries. Each policy for property insurance and liability insurance maintained by the Borrower and its Subsidiaries shall (i) name the Administrative Agent (as Administrative Agent for the Lenders) as loss payee under a lenders loss payable clause, (ii) provide that no cancellation, reduction in amount or material change in coverage thereof or any portion thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (iii) provide that any notice under such policies relating to cancellation, reduction or material change in coverage or the occurrence of any loss in excess of $250,000 shall be simultaneously delivered to the Administrative Agent and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

         (c) The Borrower will deliver, and will cause its Subsidiaries to deliver, to the Administrative Agent, promptly upon request, (i) the originals of all policies evidencing all insurance required to be maintained under clause
(a) or certificates thereof by the insurers together with a counterpart of each policy, (ii) a satisfactory insurance broker's letter as to the adequacy of the insurance being maintained by the Borrower and its Subsidiaries and as to the compliance of the same with the requirements of this Section and (iii) evidence as to the payment of all premiums then due thereon (or with respect to any insurance policies providing for payment other than by a single lump sum, all installments for the current year due thereon to such date), provided that neither the Administrative Agent nor any Lender shall be deemed by reason of its custody of such policies to have knowledge of the contents thereof. The Borrower will also deliver, and will cause its Subsidiaries to deliver, to the Administrative Agent not later than five days prior to the expiration of any policy a binder or certificate of the insurer evidencing the replacement thereof.

         (d) If a Default has not occurred and is not continuing, all proceeds of property insurance (other than any proceeds of business interruption insurance and proceeds which reimburse the Borrower or any applicable Subsidiary for environmental liabilities or remediation costs previously paid by the Borrower or such Subsidiary) paid on account of the loss of or damage to any property or asset of the Borrower or any of its Subsidiaries shall be paid to the Borrower or applicable Subsidiary, and the Borrower or such Subsidiary shall use such proceeds within 180 days thereafter to repair, restore or replace such property or asset. With respect to any casualty or other covered occurrence in which the aggregate proceeds of property insurance receivable by the Borrower or any applicable Subsidiary (other than any proceeds of business interruption insurance and proceeds which reimburse the Borrower or such Subsidiary for environmental liabilities or remediation costs previously paid by the Borrower or such Subsidiary) exceeds $1,000,000, to the extent the Borrower or such Subsidiary elects not to apply such insurance proceeds for the repair, replacement or restoration of such property or asset, or such insurance proceeds are not in fact so applied within 180 days, all of such unutilized insurance proceeds shall be delivered by the Borrower or such Subsidiary (and the Borrower shall cause such Subsidiary to so deliver) to the Administrative Agent and shall constitute "Excess Insurance Proceeds", to be applied as a mandatory prepayment of the Term Loans and Revolving Loans pursuant to clause (c) of Section 3.1.2. Notwithstanding any provision to the contrary in this Agreement or any other Loan Document, if a Default has occurred and is continuing, all proceeds of property insurance (including business interruption insurance) shall be payable directly to the Administrative Agent and the Administrative Agent in its sole discretion may treat such proceeds as "Excess Insurance Proceeds" or, subject to the consent of the Required Lenders, permit the use of such proceeds to repair, restore or replace the property or asset which suffered the loss for which such proceeds are being paid.

         SECTION VII.1.5. Books and Records. (a) The Borrower will, and will cause each of their respective Subsidiaries to, keep books and records which accurately reflect all of their respective business affairs and transactions.

         (b) The Borrower will, and will cause each of its Subsidiaries to, permit the Administrative Agent and, as coordinated through the Administrative Agent, each Lender or any of their representatives, at reasonable times and intervals and upon reasonable notice, to visit all of their respective offices, to discuss their respective financial matters with their respective officers and independent public accountant and consultants (and the Borrower hereby authorizes such independent public accountant and consultants to discuss such financial matters with each Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, copy extracts from) any of their respective books or other business records (including computer records).

         (c) The Borrower shall pay any reasonable fees of such independent public accountant and consultants incurred in connection with the Administrative Agent's or any Lender's exercise of its rights pursuant to this Section. The Administrative Agent, in its sole discretion and at the sole expense of the Borrower, may conduct such audits and examinations of the books and records of the Borrower and its Subsidiaries as the Administrative Agent reasonably deems necessary or advisable.

         SECTION VII.1.6. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

                  (a) use and operate all of their respective facilities and properties in compliance in all material respects with all Environmental Laws, keep (and, when applicable, obtain in a timely manner) all necessary material permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance in all material respects therewith, and handle all Hazardous Materials (including the disposition and storing thereof) in compliance in all material respects with all applicable Environmental Laws;

                  (b) respond to all Releases upon or from the Realty in accordance with law and in a manner that assures and will assure that, to the maximum extent possible, State funds pay for the response to Releases;

                  (c) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws;

                  (d) comply in all material respects with all governmental requirements regarding notification and reporting of spills and releases of Hazardous Materials and provide to the Administrative Agent promptly after the receipt thereof, a copy of all required notices and reports in the event of any spill or release of Hazardous Material upon or from the Realty;

                  (e) promptly notify the Administrative Agent of any notice of violation, order or other enforcement action under the Environmental Laws or any request for information or notification that the Borrower or any of its Subsidiaries is a potentially responsible party at any site, or request or requirement for corrective or response action which comes to the attention of the Borrower or any of its Subsidiaries in connection with any Environmental Laws, and the Borrower will, and will cause each of its Subsidiaries to, notify the Administrative Agent of any action or proceeding, which to its knowledge is threatened or pending, of any claim relating to the existence in, on or under the Realty or any property adjoining the Realty of, or the spilling, discharge or emission on or from the Realty or any such adjoining property of, any Hazardous Material; and

                  (f) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section.

         SECTION VII.1.7. As to Intellectual Property Collateral. (a) The Borrower shall, and shall cause its Subsidiaries to, unless the Borrower or such Subsidiary shall reasonably and in good faith determine (and notice of such determination shall have been delivered to the Administrative Agent) that any of its Intellectual Property Collateral is not of material economic value to it, do all acts, and not omit to do any act, so that all of such Intellectual Property Collateral shall not lapse or become abandoned or dedicated to the public or unenforceable.

         (b) The Borrower shall notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable (except for any Intellectual Property Collateral that terminates or expires in accordance with its terms or the term of its original patent), or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding the ownership of the Borrower or any of its Subsidiaries of any material item of the Intellectual Property Collateral or the Borrower's or such Subsidiary's right to register the same or to keep and maintain and enforce the same.

         (c) In no event shall the Borrower or any of its Subsidiaries, or any of their respective agents, employees, designees or licensees, file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Administrative Agent, and upon request of the Administrative Agent, executes and delivers any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest for the benefit of the Lenders in such Intellectual Property Collateral and the goodwill and general intangibles of the Borrower or such Subsidiary relating thereto or represented thereby.

         (d) The Borrower shall take, and shall cause its Subsidiaries to take, all reasonably necessary steps, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, any material item of the Intellectual Property Collateral (other than any common law intellectual property that cannot be so registered), including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a), (b) and (c)).

         SECTION VII.1.8. Future Subsidiaries. Without limiting the effect of any provision contained herein (including Section 7.2.5), upon any Person becoming, after the Effective Date, either a direct or indirect Subsidiary of the Borrower, or upon the Borrower acquiring additional Voting Securities of any existing Subsidiary:

                  (a) such Person shall become a party to (x) a guaranty in substantially the form of the provisions of the guaranty of the Guarantors contained in Article IX hereto, and (y) a security agreement in substantially the form of the Guarantor Security Agreement, if not already a party to any of the foregoing, with such modifications as the Administrative Agent may reasonably request, in a manner satisfactory to the Administrative Agent;

                  (b) the Borrower and the applicable Subsidiary shall, pursuant to a Pledge Agreement or another pledge agreement substantially in the form of a Pledge Agreement, pledge to the Administrative Agent for the benefit of the Lenders all of the outstanding shares of such Capital Securities of such Subsidiary owned directly by it, along with undated stock powers for such certificates, executed in blank (or, if any such shares of Capital Securities are uncertificated, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been perfected by the Administrative Agent in accordance with the U.C.C. or any similar law which may be applicable); and

                  (c) the Administrative Agent shall have received from each such Subsidiary certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near (but prior to) the date of any such Person becoming a direct or indirect Subsidiary of the Borrower, listing all effective financing statements, tax liens and judgment liens which name such Person as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to this Agreement and the other Loan Documents, and in such other jurisdictions as the Administrative Agent may reasonably request, together with copies of such financing statements (none of which (other than financing statements (i) filed pursuant to the terms hereof in favor of the Administrative Agent for the benefit of the Lenders, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements,
         (ii) being terminated pursuant to termination statements that are to be delivered on or prior to the date such Person becomes such Subsidiary or (iii) in respect of protective filings or Liens permitted under
         Section 7.2.3) shall cover any of the Collateral); and

                  (d) the Administrative Agent shall have received from each such Subsidiary executed copies of U.C.C. financing statements naming each such Subsidiary as the debtor and the Administrative Agent for the benefit of the Lenders as the secured party, suitable for filing under the U.C.C. of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the first priority security interest of the Administrative Agent for the benefit of the Lenders pursuant to the security agreement entered into by such Subsidiary, together with evidence satisfactory to the Administrative Agent of the filing (or delivery for filing) of appropriate trademark, copyright and patent security supplements, together, in each case, with such opinions of legal counsel for the Borrower relating thereto as the Administrative Agent shall reasonably request, which legal opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION VII.1.9. Future Real Estate Properties. Within 30 days after the acquisition by the Borrower or any Guarantor of any real property owned in fee, and if not sold by then, within 270 days after the Closing Date with respect to real property owned in fee and comprising Acme Dispositions or owned in fee by Turner Electric, LLC or Guest Building, LLC, the Borrower shall, unless the Administrative Agent directs in writing otherwise, take or cause to be taken all steps necessary, at its own cost and expense, to (a) grant the Administrative Agent for the benefit of the Lenders a first priority mortgage Lien on such real property and buildings and improvements thereon and (b) obtain title insurance coverage on such property in an amount, containing such terms and exceptions and issued by an insurance company acceptable to the Administrative Agent in the Administrative Agent's reasonable discretion (together with such favorable legal opinions and surveys with respect thereto as the Administrative Agent may reasonably request). In addition, upon the Administrative Agent's reasonable request, the Borrower and its Subsidiaries shall execute and deliver at the Borrower's expense leasehold mortgages on material leasehold properties (to the extent permitted thereby or permitted with third party consents that have been obtained), together with customary opinions and insurance, and shall use reasonable commercial efforts to promptly procure all necessary third party consents (including landlord's consents) on terms reasonably satisfactory to the Administrative Agent.

         SECTION VII.1.10. Separate Corporate Existence. Each of the Borrower and the Guarantors shall, subject to Section 7.2.10, (a) do all things necessary to maintain its corporate existence separate and apart from each other, including, without limitation, holding regular meetings of its shareholders and Board of Directors, and maintain appropriate business books and records (including a current minute book), (b) not suffer any limitation on the authority of its own directors and officers to conduct its business and affairs in accordance with their independent business judgment (except for any limitations imposed by applicable law), or authorize any Person other than its own officers and directors to act on their own behalf with respect to matters, and (c) shall (i) maintain capitalization adequate for the conduct of its business, (ii) account for and manage all of its liabilities separately from those of any other Person, including, without limitation, payment by it of all payroll and other administrative expenses from its own assets, and (iii) segregate and identify separately all of its assets from those of any other Person.

         SECTION VII.1.11. Further Assurances. The Borrower agrees that from time to time, at the expense of the Borrower, the Borrower will, and will cause each of its Subsidiaries to, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may request, in order to perfect and protect the assignments, security interests and Liens granted or purported to be granted under the Loan Documents (including in connection with Permitted Acquisitions) or to enable the Administrative Agent or any Lender to exercise and enforce its rights and remedies under this Agreement or any other Loan Document with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Subsidiaries to

                  (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Administrative Agent may request, in order to perfect and preserve the assignments, security interests and Liens granted or purported to be granted under the Loan Documents;

                  (b) furnish to the Administrative Agent, from time to time at the Administrative Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

         With respect to the foregoing and the grant of the security interest under the Loan Documents, the Borrower and each of its Subsidiaries hereby authorize the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or any such Subsidiary where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Anything in this
Section 7.1.11 to the contrary notwithstanding, so long as no Default shall be continuing, the Borrower and its Subsidiaries will not be obligated to:

                           (i)  file any U.C.C. financing statements:

                                    (A) with respect to equipment (as that term
                           is used in the U.C.C.) that is not located at a place of business of the Borrower or any of its Subsidiaries, so long as (x) the aggregate value of all such equipment as to which no such financing statements have been filed does not exceed $1,000,000 and (y) the aggregate value of all such equipment at any one location does not exceed $200,000; or

                                    (B) with respect to inventory (as that term
                           is used in the U.C.C.) that is work-in-process that is not located at a place of business of the Borrower or any of its Subsidiaries, so long as (x) the aggregate value of all such inventory as to which no such financing statements have been filed does not exceed $700,000 and (y) the aggregate value of all such inventory at any one location does not exceed $200,000; or

                           (ii) take any action to perfect the security interest
                  created under the Security Agreements in any equipment or inventory (as that term is used in the U.C.C.) that is located at a place of business of the Borrower or any of its Subsidiaries in the Kingdom of Thailand or the United Mexican States, so long as the aggregate value of all such equipment and inventory as to which the Lenders do not have a fully perfected security interest does not exceed, in the case of equipment and inventory located in the United Mexican States, $3,500,000, and, in the case of equipment and inventory located in the Kingdom of Thailand, $2,500,000.

         SECTION VII.2. Negative Covenants. The Borrower and each Guarantor agree with the Administrative Agent, each Issuer and each Lender that, until the Termination Date, the Borrower will perform the obligations set forth in this
Section 7.2.

         SECTION VII.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except Permitted Businesses.

         SECTION VII.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than the following:

                  (a) Indebtedness in respect of the Credit Extensions and other Obligations;

                  (b) until the Closing Date, Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

                  (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) ("Ongoing Indebtedness", including Ongoing Acme Debt referred to in Section 5.1.17(c)) of the Disclosure Schedule;

                  (d) Indebtedness (other than Indebtedness described in the immediately preceding clause (c)) in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding consisting of either:

                           (i) Indebtedness representing, or incurred to
                  finance, refinance or refund, the cost (including the cost of construction) of any property or asset of any Obligor that is either (A) permitted to be acquired pursuant to Section 7.2.7 or (B) acquired in a Permitted Acquisition, or

                           (ii) Capitalized Lease Liabilities that are either
                  (A) permitted to be incurred pursuant to Section 7.2.7 or (B) assumed in connection with a Permitted Acquisition;

                  (e) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding all Indebtedness incurred through the borrowing of money and all Contingent Liabilities);

                  (f) Indebtedness in respect of Rate Protection Agreements and entered into solely with respect to the Credit Extensions;

                  (g) Indebtedness consisting of the Senior Notes (and any refinancing thereof on terms that are, in all material respects, at least as favorable to the Borrower as the terms of the Senior Notes); provided that the aggregate principal amount thereof shall not exceed $80,000,000;

                  (h) Indebtedness of the Borrower owed to any Guarantor, and Indebtedness of any Guarantor owed to the Borrower or any other Guarantor; and

                  (i) other Indebtedness in an aggregate amount not to exceed $10,000,000 at any one time outstanding;

provided, however, that no Indebtedness pursuant to clause (d) or (i) may be incurred if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

         SECTION VII.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations granted pursuant to any Loan Document;

                  (b) Liens granted to secure payment of the Indebtedness of the type permitted and described in clause (d) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness and Liens identified in Item 7.2.3 ("Existing Liens") of the Disclosure Schedule;

                  (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (d) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (e) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits (excluding any Liens in favor of a Pension Plan or PBGC), or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (f) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                  (g) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or its Subsidiaries; and

                  (h) Liens arising out of leases or subleases granted by the Borrower to others in the ordinary course of business of the Borrower and its Subsidiaries.

         SECTION VII.2.4.  Financial Condition.  The Borrower will not permit:

                  (a) the Interest Coverage Ratio, as of the last day of each Fiscal Quarter falling in the periods set forth below, to be less than the ratio set forth opposite such period:

                        Fiscal Quarters ending                  Minimum Interest
                       in the following periods                  Coverage Ratio
                       ------------------------                 ----------------
               Closing Date through June 29, 2001                   2.25 to 1
               June 30, 2001 through December 30, 2001              2.35 to 1
               December 31, 2001 through December 30, 2002          2.50 to 1
               December 31, 2002 through December 30, 2003          3.00 to 1
               December 31, 2003 and at all times thereafter        4.00 to 1

                  (b) the Fixed Charge Coverage Ratio, as of the last day of each Fiscal Quarter falling in the periods set forth below, to be less than the ratio set forth opposite such period:

                        Fiscal Quarters ending              Minimum Fixed Charge
                       in the following periods                Coverage Ratio
                       ------------------------             --------------------
               Closing Date through September 29, 2001            1.10 to 1
               September 30, 2001 through March 30, 2002          1.10 to 1
               March 31, 2002 through September 29, 2002          1.10 to 1
               September 30, 2002 through March 30, 2003          1.10 to 1
               March 31, 2003 and at all times thereafter         1.10 to 1


                  (c) the Funded Debt to EBITDA Ratio, as of the last day of each Fiscal Quarter falling in the periods set forth below, to be greater than the ratio set forth opposite such period:

                        Fiscal Quarters ending               Maximum Funded Debt
                       in the following periods                to EBITDA Ratio
                       ------------------------              -------------------
               Closing Date through December 30, 2001              4.50 to 1
               December 31, 2001 through June 29, 2002             4.25 to 1
               June 30, 2002 through December 30, 2002             3.75 to 1
               December 31, 2002 through December 30, 2003         3.25 to 1
               December 31, 2003 through December 30, 2004         2.75 to 1
               December 31, 2004 and at all times thereafter       2.50 to 1

         SECTION VII.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                  (a) Investments of the Borrower existing on the Effective Date and identified in Item 7.2.5(a) ("Existing Investments") of the Disclosure Schedule;

                  (b) Investments of the Borrower in any Guarantor and any Investment of any Guarantor in the Borrower or any other Guarantors;

                  (c) Cash Equivalent Investments;

                  (d) without duplication, Investments permitted as Capital Expenditures pursuant to Section 7.2.7;

                  (e) Investments made after the Effective Date in Subsidiaries to the extent such Subsidiary has complied with the requirements of
         Section 7.1.8;

                  (f) Investments in accounts and chattel paper (as defined in the U.C.C.), and notes receivable acquired in the ordinary course of business;

                  (g) Investments consisting of stock, obligations or securities received in settlement of debts created in the ordinary course of business or in satisfaction of judgments;

                  (h) Investments consisting of Permitted Acquisitions made in compliance with Section 7.2.10(c) and the Acquisition;

                  (i) loans or advances to employees in an aggregate amount not to exceed $1,000,000 at any one time outstanding, other than for purposes of purchase of shares or options by employees under stock and stock option plans approved by the Board of Directors of the Borrower where no cash is advanced by the Borrower or any of its Subsidiaries and where such employees are required to pay interest on a current basis; and

                  (j) any other Investments in an aggregate amount at any one time not to exceed $500,000;

provided, however, that

                           (i) any Investment which when made complies with the
                  requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                           (ii) no Investment otherwise permitted by clause (h),
                  (i) or (j) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

         SECTION VII.2.6.  Restricted Payments, etc.

         (a)  On and at all times after the Effective Date, the Borrower

                  (i) will not, and will not permit any of its Subsidiaries to, declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any Capital Securities (now or hereafter outstanding) in the Borrower or any of its Subsidiaries or on any warrants, options or other rights with respect to any Capital Securities (now or hereafter outstanding) in the Borrower or any of its Subsidiaries (other than dividends or distributions payable in shares of its Capital Securities or warrants to purchase shares of its Capital Securities or split-ups or reclassifications of its common stock into additional or other shares of its common stock and dividends paid by Subsidiaries of the Borrower to the Borrower or any of its wholly-owned Subsidiaries) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any Capital Securities (now or hereafter outstanding) in the Borrower, or warrants, options or other rights with respect to any Capital Securities (now or hereafter outstanding) in the Borrower; provided, however, that

                           (A) during the period that the Borrower is
                  disregarded or is treated as a pass through entity for U.S. Federal income tax purposes, and after such period to the extent relating to liability for such period, the Borrower may make cash distributions to the Taxpayers, or for the benefit of the Taxpayers, in respect of each Estimation Period, in an aggregate amount not to exceed the portion of the Permitted Quarterly Tax Distribution that is required to be paid to a taxing authority in respect of the actual tax liability of the Taxpayers; provided, that (1) within ten days following KCI's filing of its required Federal income tax return for the immediately preceding taxable year, the Tax Amounts CPA shall file with the Administrative Agent a written statement indicating in reasonable detail the calculation of the True-up Amount, (2) in the case of a True-up Amount due to the Taxpayers, the Permitted Quarterly Tax Distribution payable in respect of the Estimation Period that includes such date shall be increased by such True-up Amount and (3) in the case of a True-up Amount due to the Borrower, the Permitted Quarterly Tax Distribution payable in respect of such Estimation Period shall be reduced by such True-up Amount and the excess, if any, of the True-up Amount over such Permitted Quarterly Tax Distribution shall be applied to reduce the immediately following Permitted Quarterly Tax Distributions until such True-up Amount is entirely offset;

                           (B)  [Intentionally Omitted];

                           (C) so long as at the time of such distribution and
                  after giving effect thereto no Default shall be continuing, the Borrower may make distributions to KCI to enable KCI to repurchase options granted to its employees to purchase common stock of KCI and common stock of KCI, so long as the aggregate amount paid by the Borrower for such purposes does not exceed $2,000,000; and

                           (D) so long as at the time of such distribution and
                  after giving effect thereto no Default shall be continuing, the Borrower may make distributions to KCI solely to permit KCI to pay annual management fees to Kelso & Company, L.P. (or an Affiliate thereof) to the extent such management fees would be permitted to be paid by the Borrower under Section 7.2.15; and

                  (ii) will not, and will not permit any of its Subsidiaries to, make any deposit for any of the purposes described in the preceding clause (a)(i).

         (b) The Borrower will not, nor will it permit any of its Subsidiaries to, do any of the following prior to the Termination Date:

                  (i) make any voluntary prepayment or voluntary redemption of principal of any Indebtedness evidenced by the Senior Notes (except for a refinancing permitted under Section 7.2.2(g)); or

                  (ii) defease, purchase or otherwise acquire any Indebtedness evidenced by the Senior Notes; or

                  (iii) make any deposit for any of the purposes described in the preceding clause (b)(i) or (ii);

provided, that the Borrower may make (x) voluntary prepayments or redemptions of principal of the Senior Notes in any year in an aggregate amount not to exceed one-third of the aggregate amount of prepayments of Term Loans and Revolving Loans made by the Borrower in such year pursuant to Section 3.1.2(c)(iii), (y) mandatory prepayments or redemptions of the Senior Notes so long as no Loans are then outstanding, and (z) a voluntary prepayment or redemption of Senior Notes so long as:

                  (a) the aggregate amount of all prepayments and redemptions of principal outstanding under the Senior Notes does not exceed the lesser of

                           (i)  $20,000,000, and

                           (ii)  the sum of the following:

                                    (A)  $10,000,000, plus

                                    (B) the aggregate amount of Net Equity
                           Proceeds received by the Obligors (other than any Compliance Capital, and other than any Net Equity Proceeds used to finance any Permitted Acquisition pursuant to Section 7.2.10), plus

                                    (C) the aggregate amount of Net Disposition
                           Proceeds received by the Obligors (other than any Net Disposition Proceeds used (x) to acquire assets other than in connection with a Permitted Acquisition or
                           (y) to finance any Permitted Acquisition pursuant to
                           Section 7.2.10);

                  (b) any redemption of such Senior Notes is at a redemption price not greater than the principal amount thereof, and any prepayment is without premium or penalty, and

                  (c) the Borrower shall have furnished to the Administrative Agent calculations demonstrating that, after giving effect to such prepayment or redemption, the ratio of the following:

                           (i) the aggregate amount of Funded Debt (including the Senior Notes on such date), to

                           (ii) EBITDA for the Rolling Period most recently ended,

         does not exceed 2.50 to 1.

         SECTION VII.2.7. Capital Expenditures, etc. The Borrower will not, and will not permit any of its Subsidiaries to, make or, commit to make, without duplication, Capital Expenditures in any Fiscal Year, in excess of the sum of the following

                  (a)  $7,500,000;
plus

                  (b) any amount permitted to be expended in respect of Capital Expenditures in the immediately preceding Fiscal Year pursuant to clause (a) above but not so expended.

         SECTION VII.2.8. Rental Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower and such Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $3,500,000 for any Fiscal Year; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

         SECTION VII.2.9. Take or Pay Contracts. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or any such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

         SECTION VII.2.10. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate or amalgamate with, or merge into or with, any other Person, or purchase or otherwise acquire all or any substantial part of the assets or Capital Securities of any Person (or of any division thereof); provided, however, that:

                  (a) Keyhold, as well as any future Subsidiaries of the Borrower, may merge with and into the Borrower with the Borrower being the survivor of such merger or a wholly-owned Subsidiary of the Borrower may merge with and into another wholly-owned Subsidiary of the Borrower with the prior written consent of the Administrative Agent (not to be unreasonably withheld),

                  (b) the Borrower may consummate the Acquisition, and

                  (c) the Borrower and its Subsidiaries may make Permitted Acquisitions.

         SECTION VII.2.11. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey or dispose of, or grant options, warrants or other rights with respect to, all or any part of its assets (including accounts receivable and Capital Securities of Subsidiaries) to any Person, except

                  (a) if such sale, transfer, lease, contribution or conveyance is of Inventory in the ordinary course of its business;

                  (b) if such disposition is a Permitted Disposition (subject to compliance with Section 3.1.2(c)), so long as such disposition is either:

                           (i) a disposition comprising an Acme Disposition, a
                  disposition of assets or stock of Turner Electric, LLC (provided that assets with a net book value not exceeding $100,000 of the Borrower or any of its other Subsidiaries shall have been transferred in any manner to it) or Atlantic Guest, Inc. (provided that assets with a net book value not exceeding $100,000 of the Borrower or any of its other Subsidiaries shall have been transferred in any manner to it), or of any of the assets or capital stock of any of the Subsidiaries of the Borrower on the date hereof other than the Material Subsidiaries (provided that no assets of the Borrower or any of its other Subsidiaries are transferred in any manner to them) (collectively, the "Immaterial Subsidiaries"), or

                           (ii) a disposition of assets where the EBITDA
                  generated by such assets during the 12-month period most recently ended prior to the date of such disposition (the "Calculation Period"), together with the EBITDA generated during the Calculation Period by all other assets disposed of during the Calculation Period (other than dispositions of Immaterial Subsidiaries), does not exceed 10% of EBITDA for the Calculation Period, provided that dispositions of assets or stock of Turner Electric, LLC or Atlantic Guest, Inc. shall count for purposes of calculations under this restriction, but if Turner Electric, LLC and Atlantic Guest, Inc. are sold during the same Calculation Period, the Borrower and its Subsidiaries may in any event sell additional assets with a net book value not to exceed $1,000,000 in the aggregate during such Calculation Period; and

                  (c) if such assets are worn or obsolete, so long as the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed by the Borrower or any of its Subsidiaries pursuant to this clause (c) after the date of this Agreement, does not exceed $1,000,000 in the aggregate.

Any Immaterial Subsidiary disposed of pursuant to this Section shall automatically be released of its obligations under this Agreement and any other Loan Documents to which it is a party and the Administrative Agent agrees to execute all documents reasonably requested by the Borrower to effectuate such release (all at the Borrower's expense).

         SECTION VII.2.12. Modification of Certain Agreements. Neither the Borrower nor the Guarantors will consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any Organic Document or the Senior Notes, other than any such amendment, supplement or other modification which is immaterial and which could not materially adversely affect the Administrative Agent or any Lender.

         SECTION VII.2.13. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with, any of its other Affiliates unless such arrangement or contract is on fair and reasonable terms, is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

         SECTION VII.2.14. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement and any other Loan Document) prohibiting:

                  (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

                  (b) the ability of any Subsidiary of the Borrower to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

         SECTION VII.2.15. Management and Director Fees, Expenses, etc. The Borrower will not, and will not permit any of its Subsidiaries to, pay management, advisory, consulting or other similar fees (it being understood and agreed that the payment of customary investment banking fees to Affiliates shall be governed by Section 7.2.13), except that the Borrower may pay the following (but only if, after giving effect thereto, no Default shall have occurred and be continuing):

                  (a) At all times prior to December 31, 2001, the following fees:

                           (i) a Management Fee in an amount not to exceed $800,000 (the "Base Fee") in any Fiscal Year;

                           (ii) an annual additional payment (the "Additional
                  Fee") in respect of any Fiscal Year, which Additional Fee shall be payable on the later of March 31 of the following year or the date of the completion of the Borrower's audited financial statements for such year; and

                           (iii) reasonable out of pocket expenses incurred in
                  connection with services performed under the Management Agreement;

         provided, however, that at the time of payment of the Additional Fee, the Interest Coverage Ratio shall be equal to or greater than 2.25 to 1 for Fiscal Years ended on and after December 31, 2000 after giving effect to such payment; provided, further, that (A) the Base Fee, the Additional Fee, or any portion thereof, may be deferred until such time as payment is permitted pursuant to the preceding clause, (B) for each fiscal year, beginning in Fiscal Year 2000, the Additional Fee may be increased by up to 15% of the aggregate amount of the Base Fee and the then current amount of the Additional Fee, (C) the percentage increase to the aggregate amount of the Management Fees payable under the Management Agreement in any Fiscal Year compared to the prior Fiscal Year shall not exceed the percentage increase in EBITDA for such fiscal year as compared to the prior fiscal year and (D) notwithstanding the foregoing, the aggregate amount of all increases to the Additional Fee shall not exceed $400,000;

                  (b) Prior to December 31, 2001, distributions for payment of Management Fees to Kelso & Company, L.P. (or an affiliate thereof) in an aggregate amount not to exceed $325,000 in any Fiscal Year, subject in any event to the restrictions contained in the Indenture for the Senior Notes; and

                  (c) At all times after December 31, 2001, Management Fees to Millbrook Capital Management and/or management fees to Kelso & Company, L.P. (or an Affiliate thereof) in an aggregate amount not to exceed $500,000 in any Fiscal Year plus, if any Additional Fees have accrued in respect of Fiscal Year 2000 or 2001 and have not been paid by December 31, 2001, an amount equal to such deferral (so long as the proviso to clause (a) of this Section 7.2.15 shall have been complied with).

         SECTION VII.2.16. Environmental Liens. The Borrower will not, and will not permit any of its Subsidiaries to, allow any Lien imposed pursuant to any law, rule, regulation or order relating to any Hazardous Material (including the disposal thereof) to be imposed or to remain on any real property owned or operated by the Borrower or any of its Subsidiaries, except as contested in good faith by appropriate proceedings for which adequate reserves have been established and are being maintained on its books.

         SECTION VII.2.17. Fiscal Year End. Neither the Borrower nor any Guarantor shall change its fiscal year to end on any date other than on the 31st day of December.

         SECTION VII.2.18. Parent Activities. KCI will not, and KCI and the Borrower will not permit Keyhold to, engage in any business activity whatsoever (other than the holding of Capital Securities of their respective subsidiaries and activities directly related thereto), and in furtherance of the foregoing KCI will not, and KCI and the Borrower will not permit Keyhold to, (a) create, incur, assume or suffer to exist any Indebtedness (other than the applicable guaranty provided for in Article IX and Indebtedness of KCI existing on the Closing Date), (b) create, assume, or suffer to exist any Lien upon any of its revenues, property (including without limitation fixed assets, inventory, real property, intangible rights and stock) or other assets, whether now owned or hereafter acquired (except pursuant to this Agreement and the other Loan Documents or of a type permitted by clauses (c), (d), (e), (f) and (g) of
Section 7.2.3), (c) make any Investment in any other Person (other than in Cash Equivalent Investments or pursuant to this Agreement), (d) except in the ordinary course of business, enter into or be a party to any arrangement for the purchase of materials, supplies, assets, other property or services, and (e) wind up, liquidate or dissolve itself (or suffer any thereof), consolidate or amalgamate with or merge into or with any other corporation or any other Person (except that Keyhold may merge with or otherwise combine with KCI or the Borrower) or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof), or, except as otherwise permitted by this Agreement, convey, sell, transfer, lease or otherwise dispose of all or any part of its assets (including, without limitation, any stock or receivables), in one transaction or a series of transactions, to any Person or Persons.


                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION VIII.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

         SECTION VIII.1.1. Non-Payment of Obligations. The Borrower shall default
                  (a) in the payment or prepayment when due of any principal of any Loan;

                  (b) in the payment when due of any interest on any Loan and such default shall remain unremedied for a period in excess of two Business Days;

                  (c) in the payment when due of any fees and such default shall remain unremedied for a period in excess of three Business Days; or

                  (d) in the payment when due of any other Obligation and such default shall continue unremedied for a period of 10 Business Days; or

any Guarantor shall default in making any payment when due pursuant to Article
IX.

         SECTION VIII.1.2. Breach of Warranty. Any representation or warranty by the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Administrative Agent or any Lender pursuant to this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made, deemed made or furnished in any material respect.

         SECTION VIII.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower or any of its Subsidiaries shall default in the due performance and observance of any of their obligations under clause (e) of Section 7.1.1,
Section 7.1.7, Section 7.1.8, Section 7.1.9 or Section 7.2 or any other Obligor shall default in the performance of any of its obligations in respect of such Sections as such Sections are incorporated by reference or otherwise in any Loan Document to which such Obligor is a party (provided that any default under Section 7.2.4 shall be deemed to be cured if (a) within 30 days subsequent to the date of such default (that is, the date as of which the applicable financial test is determined) Loans have been prepaid with Compliance Capital in an amount such that, if such prepayment had occurred immediately prior to the date of such default, such default would not have occurred and (b) the Administrative Agent shall have received a certificate from the chief financial officer of the Borrower demonstrating the foregoing to the satisfaction of the Administrative Agent).

         SECTION VIII.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of (a) any agreement contained in Section 7.1.1 or Section 7.1.11 not covered in Section
8.1.3 and such default shall continue unremedied for a period of 10 days, or (b) any other agreement contained herein or in any other Loan Document (other than items covered by Section 8.1.3) executed by it, and such default shall continue unremedied for a period of 30 days after any officer of such Obligor has actual knowledge thereof or notice thereof shall have been given to any such Obligor by the Administrative Agent or any Lender.

         SECTION VIII.1.5. Default on Other Indebtedness. A default shall occur in the payment when due, whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $2,000,000; or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default in performance or observance is to accelerate the maturity of any such Indebtedness or such default in performance or observance shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

         SECTION VIII.1.6. Judgments. Any judgment or order for the payment of money in excess of $2,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and either

                  (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                  (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, bond or otherwise, shall not be in effect.

         SECTION VIII.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan:

                  (a) the institution of any steps by the Borrower or any member of its Controlled Group, any other Obligor, or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make contribution to such Pension Plan, or could reasonably expect to incur a liability ornobligation to such Pension Plan, in excess of $1,000,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien on property of its Controlled Group under Section 302(f) of ERISA.

         SECTION VIII.1.8. Change in Control. Any Change in Control shall occur.


         SECTION VIII.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries or any other Obligor shall

                  (a) generally fail to pay debts as they become due, or admit in writing its inability to pay debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the involuntary appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

                  (d) permit or suffer to exist the involuntary commencement of, or voluntarily commence, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency laws, or permit or suffer to exist the involuntary commencement of, or voluntarily commence, any dissolution, winding up or liquidation proceeding, in each case, by or against the Borrower or any of its Subsidiaries or any other Obligor, provided that, if not commenced by the Borrower or such Subsidiary or any other Obligor, such proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or any other Obligor, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

                  (e) take any corporate or partnership action authorizing, or in furtherance of, any of the foregoing.

         SECTION VIII.1.10. Impairment of Security, etc. Without the consent of the Lenders, any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or any other Obligor party thereto; the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

         SECTION VIII.2. Action if Bankruptcy. If any Event of Default described in clauses (b) through (d) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without presentment, notice or demand.

         SECTION VIII.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (b) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.


                                   ARTICLE IX
                                    GUARANTY

         SECTION IX.1. The Guaranty. Each of the Guarantors hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise (including all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code, 11 U.S.C.ss.362(a), and the operation of Sections 502(b) and 506(b) of the Federal Bankruptcy Code, 11 U.S.C.ss.502(b) andss.506(b)), of the following (collectively, the "Guaranteed Obligations"),

                  (a) all Obligations of each other Guarantor and each other Obligor to the Administrative Agent and each of the Lenders now or hereafter existing under this Agreement and each other Loan Document, whether for principal, interest, fees, expenses or otherwise; and

                  (b) all other Obligations to the Administrative Agent and each of the Lenders now or hereafter existing under any of the Loan Documents, whether for principal, interest, fees, expenses or otherwise.

The obligations of each Guarantor under this Article IX constitute a guaranty of payment when due and not merely of collection, and each Guarantor specifically agrees that it shall not be necessary or required that the Administrative Agent, any Lender or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantors under this Article IX.

         SECTION IX.2. Guaranty Unconditional. The obligations of each Guarantor under this Article IX shall be construed as a continuing, absolute, unconditional and irrevocable guaranty of payment and shall remain in full force and effect until all the Guaranteed Obligations have been indefeasibly paid in full in cash and all Commitments shall have permanently terminated. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the agreement, instrument or document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the

Administrative Agent or any of the Lenders with respect thereto. The liability of the Guarantors hereunder shall be absolute, irrevocable and unconditional irrespective of:

                  (a) any lack of validity, legality or enforceability of this Agreement, the Notes, any Rate Protection Agreement or any other Loan Document or any other agreement or instrument relating to any thereof;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from this Agreement, the Notes, any Rate Protection Agreement or any other Loan Document;

                  (c) any addition, exchange, release, impairment or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d)  the failure of the Administrative Agent or any Lender

                           (i) to assert any claim or demand or to enforce any
                  right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of this Agreement, any Note, any Rate Protection Agreement or any other Loan Document or otherwise, or

                           (ii) to exercise any right or remedy against any
                  other guarantor of, or collateral securing, any of the Guaranteed Obligations;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any Note, any Rate Protection Agreement or any other Loan Document;

                  (f) any defense, set-off or counter-claim which may at any time be available to or be asserted by the Borrower or any other Obligor against the Administrative Agent or any Lender;

                  (g) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations or otherwise; or

                  (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor or any surety or guarantor.

         SECTION IX.3. Reinstatement in Certain Circumstances. If at any time any payment in whole or in part of any of the Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, each

Guarantor's obligations under this Article IX with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         SECTION IX.4. Waiver by the Guarantors. Each Guarantor irrevocably waives promptness, diligence, notice of acceptance hereof, presentment, demand, protest and any other notice with respect to any of the Guaranteed Obligations, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person.

         SECTION IX.5. Postponement of Subrogation, etc. The Guarantors will not exercise any rights which they may acquire by way of rights of subrogation by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Guaranteed Obligations. Any amount paid to the Guarantors on account of any such subrogation rights prior to the payment in full of all Guaranteed Obligations shall be held in trust for the benefit of the Lenders and each holder of a Note and shall immediately be paid to the Administrative Agent and credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Agreement; provided, however, that if

                  (a) the Guarantors have made payment to the Lenders and each holder of a Note of all or any part of the Guaranteed Obligations, and

                  (b) all Guaranteed Obligations have been paid in full and all Commitments have been permanently terminated,

each Lender and each holder of a Note agrees that, at each Guarantor's request, the Administrative Agent, on behalf of the Lenders and the holders of the Notes, will execute and deliver to each Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to each Guarantor of an interest in the Guaranteed Obligations resulting from such payment by each Guarantor. In furtherance of the foregoing, for so long as any Guaranteed Obligations or Commitments remain outstanding, each Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments to any Lender or any holder of a Note.

         SECTION IX.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any Note is stayed upon the occurrence of any event referred to in Section 8.1.9 with respect to the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantors hereunder forthwith.

         SECTION IX.7. Limitation on Liability. Any term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the obligations of each Guarantor in respect of the Guaranteed Obligations are limited to the maximum amount as will result in the obligation of such Guarantor in respect of the Guaranteed Obligations not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law.

                                    ARTICLE X
                                   THE AGENTS

         SECTION X.1. Actions. Each Lender hereby appoints First Union as Administrative Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Without limiting the effect of the preceding sentences of this Section 10.1, each Lender authorizes the Administrative Agent to act as collateral agent and to hold and accept title to all Liens granted to the Administrative Agent by the Borrower or any other Obligor for the ratable benefit of the Administrative Agent and the Lenders, in order to exercise remedies on behalf of the Lenders in connection with the enforcement of such liens and security interests in accordance with the provisions of the Loan Documents. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each of the Administrative Agent and the Syndication Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent or the Syndication Agent, as the case may be, in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent or the Syndication Agent is not reimbursed by the Borrower or any other Obligor; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the gross negligence or wilful misconduct of the indemnified party. The Administrative Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent or the Syndication Agent shall be or become, in the determination of the Administrative Agent or Syndication Agent, inadequate, the Administrative Agent or the Syndication Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION X.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m. (New York City time), on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent at the interest rate applicable at the time to Loans comprising such Borrowing.

         SECTION X.3. Exculpation. Neither the Administrative Agent, the Syndication Agent nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

         SECTION X.4. Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If no successor Administrative Agent shall have been appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000, provided that, so long as no Default shall have occurred and be continuing, such appointment shall require the consent of the Borrower (not to be unreasonably withheld or delayed). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of

                  (a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

                  (b) Section 11.3 and Section 11.4 shall continue to inure to its benefit.

         SECTION X.5. Credit Extensions by First Union. First Union shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. First Union and each of its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

         SECTION X.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION X.7. Loan Documents, etc. Each Lender hereby authorizes the Administrative Agent to enter into the applicable Loan Documents and to take all action contemplated thereby. Each Lender agrees that no Lender shall have any right individually to seek to realize upon the security granted by any Loan Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Lenders and the Administrative Agent upon the terms of the Loan Documents. Subject to the provisions of the Security Agreements and the Pledge Agreements, the Administrative Agent shall determine (after consultation with the Required Lenders) the manner in which proceeds of Collateral will be applied to the Obligations (after the payment of fees and expenses as set forth in the Loan Documents).

         SECTION X.8. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request given to the Administrative Agent by the Borrower and required to be delivered to the Lenders pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account, and copies of all other communications received by the Administrative Agent from the Borrower, for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

         SECTION X.9. Syndication Agent. The parties acknowledge and agree that the Syndication Agent shall be credited as, and may publicize that it is, the Syndication Agent. Without in any respect limiting the rights, privileges, powers, immunities, indemnities and other benefits granted to the Secured Parties, the parties further acknowledge and agree that (a) the Syndication Agent shall not have, by reason of its designation as such, any power, duty, responsibility or liability whatsoever under this Agreement or any other Loan Document or in respect of financing the transaction contemplated hereby and (b) the Syndication Agent shall nevertheless be entitled to each of the protections and immunities granted to the Administrative Agent under Sections 10.3, 10.5 and
10.6 as fully as if it were expressly referred to therein.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         SECTION XI.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Administrative Agent (acting only at the direction or with the authority of the Required Lenders); provided, however, that no such amendment, modification or waiver which would:

                  (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                  (b) modify this Section 11.1, change the definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in Article III, change the time for payment of fees to the Lenders described in Article III, release or subordinate all or any substantial part of the Collateral, except pursuant to Section 7.2.11 or as otherwise specifically provided in any Loan Document, or release any Obligor (except in connection with a transaction permitted under Section 7.2.11) from its obligations hereunder, shall be made without the consent of each Lender affected thereby;

                  (c) extend the due date for, or reduce the amount of, any scheduled repayment under clauses (a), (b), (c) or (d) of Section 3.1.2 of principal of, or interest on, any Loan or Reimbursement Obligation (or reduce the principal amount of or rate of interest on any Loan or Reimbursement Obligation) or extend the Revolving Loan Commitment Termination Date without the consent of the holder of that Note evidencing such Loan;

                  (d) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer thereof; or

                  (e) affect adversely the interests, rights or obligations of the Administrative Agent in its capacity as Administrative Agent or the Issuer in its capacity as Issuer, without the consent of the Administrative Agent or the Issuer, as the case may be.

         No failure or delay on the part of the Administrative Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The remedies provided in this Agreement are cumulative and not exclusive of remedies provided by law.

         SECTION XI.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and addressed, delivered or transmitted to such party at its address or telecopier number set forth on Schedule III hereto (or set forth in a Lender Assignment Agreement) or at such other address or telecopier number as may be designated by such party in a notice to the other parties given in accordance with this Section. Any notice, if mailed and properly addressed and sent return receipt requested with postage prepaid, shall be deemed given three Business Days after posting; any notice, if sent by prepaid overnight express shall be deemed delivered on the next Business Day; any notice, if transmitted by telecopier, shall be deemed given when sent, with confirmation of receipt; and any notice, if transmitted by hand, shall be deemed received when delivered.

         SECTION XI.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Agents (including the reasonable fees and out-of-pocket expenses of counsel to the Agents, including any legal counsel and consultants, if any, who may be retained in connection with the transactions contemplated hereby by the Administrative Agent and including those fees and/or other consideration described in the Fee Letter) in connection with

                  (a) the negotiation, preparation, execution and delivery and administration of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, and the Lenders' and the Administrative Agent's consideration of their rights and remedies hereunder or in connection herewith from time to time whether or not the transactions contemplated hereby or thereby are consummated;

                  (b) the filing, recording, refiling or rerecording of the Pledge Agreements, the Mortgages, the Security Agreements (and any supplements thereto) and any other security instruments executed in connection with the transactions contemplated hereby and/or U.C.C. financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Pledge Agreements, the Mortgages or the Security Agreements or such other documents; and

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agents and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings and other Credit Extensions hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Agents and each Lender upon demand for all out-of-pocket expenses (including attorneys' fees and legal expenses, including allocated fees and expenses of internal counsel) incurred by the Agents or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and
(y) the enforcement of any Obligations (including the Obligations of the Guarantors under Article IX). The Borrower further agrees to reimburse the Agents on demand for all other administration, audit and monitoring expenses incurred after the occurrence of an Event of Default in connection with this Agreement and the other Loan Documents.

         SECTION XI.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds free and harmless the Agents and each Lender and each of their respective Affiliates and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (including allocated fees and expenses of internal counsel) (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or with any Letter of Credit;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Borrowing);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock, partnership interests or assets of any Person, whether or not any Agent or such Lender is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material;

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any of its Subsidiaries of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law, the costs of defending and/or counterclaiming or claiming over against third parties in respect of any action or matter, and any cost, liability or damage arising out of a settlement of any action entered into by the Administrative Agent), regardless of whether caused by, or within the control of, the Borrower or any such Subsidiary;

                  (f) Environmental Laws relating to the Borrower or any of its Subsidiaries, including the assertion of any lien thereunder;

                  (g) any order, consent, decree, settlement, judgment or verdict arising from the deposit, storage, disposal, burial, dumping, injection, spilling, leaking, or other placement or release in, on or from the Realty of any Hazardous Material (including without limitation any order under the Environmental Laws to clean up or decommission), whether or not such deposit, storage, disposal, burial, dumping, injecting, spillage, leaking or other placement or release in, on or from the Realty of any Hazardous Material:

                           (i) results by, through or under the Borrower or any
                  of its Subsidiaries;

                           (ii) occurred with the knowledge and consent of the
                  Borrower or any of its Subsidiaries; or

                           (iii) occurred before or after the Effective Date,
                  whether with or without the knowledge of Borrower or any of its Subsidiaries; or

                  (h) the failure to maintain insurance coverage required by
         Section 7.1.4;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION XI.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4, and the obligations of the Lenders under
Section 10.1, shall in each case survive any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION XI.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION XI.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION XI.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Administrative Agent and each initial Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

         SECTION XI.9. Governing Law; Entire Agreement. EACH LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98--INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP98 RULES")) AND, AS TO MATTERS NOT GOVERNED BY THE ISP98 RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK. The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto, except that it is expressly understood and agreed that the second sentence of the third paragraph, the fourth paragraph, the tenth paragraph and the eleventh paragraph of the commitment letter, dated June 9, 2000, between the Borrower, the Administrative Agent and the Syndication Agent shall survive and continue to bind the parties thereto.

         SECTION XI.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                  (a) neither the Borrower nor any Guarantor may assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

         SECTION XI.11. Sale and Transfer of Credit Extensions; Participations in Credit Extensions. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with this the terms set forth below.

         SECTION XI.11.1. Assignments. Any Lender, pursuant to a Lender Assignment Agreement,

                  (a) with the consent of the Borrower and the Administrative Agent and the Issuer (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall not be required during the continuation of a Default or for any assignment by any Lender to any of its Affiliates or to another Lender) may at any time assign and delegate to one or more Eligible Assignees; and

                  (b) upon notice to the Borrower and the Administrative Agent and the Issuer, upon the Administrative Agent's and the Issuer's acknowledgment on a Lender Assignment Agreement, may assign and delegate to any of its Affiliates or to any other Lender;

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made being hereinafter referred to as an "Assignee Lender" and each Person making such assignment and delegation being hereafter referred to as an "Assignor Lender"), all or any fraction of such Lender's Loans, Letter of Credit Outstandings and Commitments in a minimum amount of $5,000,000 for its Term Loan Commitment and its Revolving Loan Commitment (or, if less, the entire remaining amount of such Lender's Loans, Letter of Credit Outstandings and Commitments); provided that such minimum amount shall not apply to assignments to Lenders or if the Administrative Agent, the Borrower and the Issuer consent in writing to a lower minimum amount. Each Obligor and the Administrative Agent and the Issuer shall be entitled to continue to deal solely and directly with a Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (c) notice of such assignment and delegation, together with
         (i) payment instructions, (ii) the Internal Revenue Service forms or other statements contemplated or required to be delivered pursuant to
         Section 4.6, if applicable, and (iii) addresses and related information with respect to such Assignee Lender, shall have been delivered to the Borrower and the Administrative Agent by such Assignor Lender and such Assignee Lender;

                  (d) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and

                  (e)  the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement and registers the assignment in the Register, (A) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender under the Loan Documents, and (B) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received and accepted an executed Lender Assignment Agreement (and if requested by the Assignee Lender), but subject to clause (c), the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Commitments and, if the Assignor Lender has retained Loans and Commitments hereunder (and if requested by such Lender), a replacement Note in the principal amount of the Loans and Commitments retained by the Assignor Lender hereunder (such Note to be in exchange for, but not in payment of, the Note then held by such Assignor Lender). Each such Note shall be dated the date of the predecessor Note. The Assignor Lender shall mark each predecessor Note "exchanged" and deliver each of them to the Borrower. Accrued interest on that part of the assigned Loans and Commitments, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on the part of the retained Loans and Commitments shall be paid to the Assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in this Agreement. Such Assignor Lender or such Assignee Lender must also pay a processing fee in the amount of $3,500 to the Administrative Agent upon delivery of any Lender Assignment Agreement; provided, that no such processing fee shall be required in connection with any such assignment and delegation (i) by a Lender to its Affiliate or to a Related Fund, (ii) by a Lender to a Federal Reserve Bank (or, if such Lender is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to such trustee) or
(iii) if the non-payment of the processing fee is otherwise consented to by the Administrative Agent. Any attempted assignment and delegation not made in accordance with this Section shall be null and void. Notwithstanding anything to the contrary set forth above, any Lender may (without requesting the consent of the Borrower or the Administrative Agent) pledge its Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

         Additionally, the Borrower hereby authorizes the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this Section 11.11.1, to maintain a register (the "Register") on which the Administrative Agent is authorized to record each Lender's Commitment, the Loans made by each Lender, the Notes evidencing such Loans, and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to this Section 11.11.1. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower's or any other Obligor's Obligations in respect of such Loans and Notes. The entries in the Register shall be conclusive (provided, however, that any failure to make any recordation or any error in such recordation shall be corrected by the Administrative Agent upon notice or discovery thereof), and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan and related Note is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment, the Loans made pursuant thereto and the Notes evidencing such Loans may be assigned or otherwise transferred in whole or in part only by registration of such assignment and transfer in the Register. Any assignment or transfer of a Lender's Commitment, the Loans or the Notes evidencing such Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof. No assignment or transfer of a Lender's Commitment, the Loans, or the Notes evidencing such Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section 11.11.1.

         SECTION XI.11.2. Participations. (a) Any Lender may at any time without the consent of the Borrower or the Administrative Agent (but with prior written notice to the Borrower and the Administrative Agent) sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

                  (i) no participation contemplated in this Section 11.11.2 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

                  (ii) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                  (iii) the Borrower and each other Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                  (iv) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (a), (b) or
         (c) of Section 11.1;

                  (v) the Borrower shall not be required to pay any amount under clause (b) of this Section that is greater than the amount which it would have been required to pay had no participating interest been sold; and

                  (vi) such Lender shall, as agent of the Borrower solely for the purposes of this clause (a)(vi) of this Section 11.11.2, record in book entries maintained by such Lender the name and the amount of the participating interest of each Participant entitled to receive payments in respect of any participating interests sold pursuant to this Section 11.11.2.

         (b) The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4, shall be considered a Lender, subject to clause (v) above.

         SECTION XI.11.3. Certain Other Provisions. (a) The Borrower authorizes each Lender to disclose to any participant or assignee (each, a "Transferee") and any prospective Transferee, any and all financial and other information in such Lender's possession concerning the Borrower or any of its Subsidiaries which has been delivered to such Lender by any such Person pursuant to or in connection with this Agreement or which has been delivered to such Lender by any such Person in connection with such Lender's credit evaluation of the Borrower or any of its Subsidiaries prior to entering into this Agreement.

         (b) If, pursuant to this Section 11.11, any interest in this Agreement or any Loan or Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) that under applicable law and treaties, no taxes will be required to be withheld by the Administrative Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Lender, the Administrative Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to whole or partial exemption from U.S. Federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) to provide the transferor Lender, the Administrative Agent and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         SECTION XI.12. Other Transactions. Nothing contained herein shall preclude either the Administrative Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION XI.13. Certain Collateral and Other Matters. (a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

         (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any security interest or Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and Letters of Credit and payment in full in cash of all principal of and interest on the Loans, all fees payable pursuant to Sections
3.3 and 11.3, all Reimbursement Obligations (including interest thereon) and all other fees, costs and expenses that are payable under this Agreement or under any other Loan Document and have been invoiced (in which case the Lenders hereby authorize the Administrative Agent to execute, and the Administrative Agent agrees to execute, reasonable releases in connection with this Agreement (other than, in any event, as to items stated to survive the termination of this Agreement)); (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which neither the Borrower nor any of its Subsidiaries owned any interest at the time the security interest and/or Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower or any Subsidiary of the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or, if required by Section 11.1, each Lender. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of collateral pursuant to this Section.

         SECTION XI.14. Confidential Information. The Administrative Agent and each Lender agree to hold all non-public information (which has been identified as such by the Borrower to the Administrative Agent and each Lender) obtained pursuant to this Agreement and the other Loan Documents in accordance with its customary procedures for handling confidential information, provided that disclosure of such confidential information may be made (a) to the Affiliates, examiners, directors, shareholders, accountants, auditors, counsel and other professional advisors of the Administrative Agent and each Lender, (b) in connection with any assignment or participation to an Assignee Lender or Participant, as the case may be, so long as such Assignee Lender or Participant has previously agreed to these confidentiality provisions, (c) as required or requested by any governmental agency, authority or representative, or pursuant to any court order, legal process or applicable law, rule or regulation, (d) in connection with any litigation to which one or more of the Lenders or the Administrative Agent is a party, (e) if such information subsequently becomes public, (f) if such information is disclosed by a Person other than the Administrative Agent or such Lender that is not known by the Administrative Agent or such Lender to be bound by an obligation of confidentiality or secrecy to any Obligor or (g) to any other Person party to this Agreement.

         SECTION XI.15. Forum Selection; Service of Process; Consent to Jurisdiction etc. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, THE BORROWER OR THE GUARANTORS MAY BE BROUGHT AND MAINTAINED IN ANY UNITED STATES FEDERAL OR NEW YORK STATE COURTS SITTING IN THE CITY OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE BORROWER AND THE GUARANTORS HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURTS SITTING IN THE CITY OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER HEREBY ACCEPTS SUCH APPOINTMENT FOR PURPOSES HEREIN. EACH OF THE BORROWER AND THE GUARANTORS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE BORROWER AND THE GUARANTORS HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN

INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER OR ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, SUCH BORROWER OR GUARANTOR, AS THE CASE MAY BE, HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION XI.16. Waiver of Jury Trial, etc. THE AGENT, THE LENDERS, THE BORROWER AND THE GUARANTORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, THE BORROWER OR THE GUARANTORS. EACH OF THE BORROWER AND THE GUARANTORS ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT. IN NO EVENT SHALL ANY LENDER OR THE AGENT BE LIABLE FOR ANY CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY.



                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                        BORROWER:
                                        --------

                                        KEY COMPONENTS, LLC,
                                         as the Borrower


                                        By:
                                           -------------------------------------
                                            Title:


                                        GUARANTORS:
                                        ----------

                                        B.W. ELLIOTT MANUFACTURING CO., LLC,
                                         as a Guarantor


                                        By:
                                           -------------------------------------
                                            Title:


                                        HUDSON LOCK, LLC,
                                         as a Guarantor


                                        By:
                                           -------------------------------------
                                            Title:


                                        ESP LOCK PRODUCTS, LLC,
                                         as a Guarantor


                                        By:
                                           -------------------------------------
                                            Title:


                                        GITS MANUFACTURING COMPANY, LLC,
                                         as a Guarantor


                                        By:
                                           -------------------------------------
                                            Title:

                                        ATLANTIC GUEST, INC.,
                                         as a Guarantor


                                        By:
                                           -------------------------------------
                                            Title:


                                        MARINE INDUSTRIES COMPANY, LLC
                                         as a Guarantor


                                        By:
                                           -------------------------------------
                                            Title:


                                        TURNER ELECTRIC, LLC
                                         as a Guarantor


                                        By:
                                           -------------------------------------
                                            Title:


                                        KCLLC HOLDINGS, INC.,
                                         as a Guarantor


                                        By:
                                           -------------------------------------
                                            Title:


                                        VFC ACQUISITION COMPANY, INC.,
                                         as a Guarantor


                                        By:
                                           -------------------------------------
                                            Title:

                                        GUEST BUILDING, L.L.C., as a Guarantor
                                            by ATLANTIC GUEST, INC.,
                                            its sole member


                                        By:
                                           -------------------------------------
                                            Title:


                                        KEYHOLD, INC.,
                                         as a Guarantor


                                        By:
                                           -------------------------------------
                                            Title:


                                        KEY COMPONENTS, INC.,
                                         as a Guarantor


                                        By:
                                           -------------------------------------
                                            Title:


                                        KEY COMPONENTS MERGER CORP.,
                                         as a Guarantor


                                        By:
                                           -------------------------------------
                                            Title:

                                        AGENTS:
                                        ------

                                        FIRST UNION NATIONAL BANK,
                                          as Administrative Agent


                                        By:
                                           -------------------------------------
                                            Title:


                                        SOCIETE GENERALE,
                                         as Syndication Agent


                                        By:
                                           -------------------------------------
                                            Title:



                                        LENDERS:
                                        -------

                                        FIRST UNION NATIONAL BANK,


                                        By:
                                           -------------------------------------
                                            Title:


                                        SOCIETE GENERALE


                                        By:
                                           -------------------------------------
                                            Title:


                                        THE BANK OF NOVA SCOTIA


                                        By:
                                           -------------------------------------
                                            Title:


                                        EUROPEAN AMERICAN BANK


                                        By:
                                           -------------------------------------
                                            Title:

                                        PROVIDENT BANK OF CINCINNATI


                                        By:
                                           -------------------------------------
                                            Title:


                                        THE BANK OF NEW YORK


                                        By:
                                           -------------------------------------
                                            Title:


                                        CITIZENS BANK OF MASSACHUSETTS


                                        By:
                                           -------------------------------------
                                            Title:


                                        FLEET BUSINESS CREDIT CORPORATION


                                        By:
                                           -------------------------------------
                                            Title:

                                                                      SCHEDULE I

                               DISCLOSURE SCHEDULE


ITEM 6.5 Certain Material Liabilities.

See attached.


ITEM 6.7 Litigation.

See attached.


ITEM 6.9 Ownership of Properties.

See attached.


ITEM 6.11 Employee Benefit Plans.

See attached.


ITEM 6.12 Environmental Matters.

See attached.


ITEM 6.15 Ownership of Capital Securities.

See attached.


ITEM 6.16 Absence of Defaults.

See attached.


ITEM 7.2.2(b) Indebtedness to be Paid.

See attached.


ITEM 7.2.2(c) Ongoing Indebtedness.

See attached.


ITEM 7.2.3 Existing Liens.

See attached.


ITEM 7.2.5(a) Existing Investments.

See attached.

                                                                     SCHEDULE II




                                   PERCENTAGES

----------------------------- ----------------------- --------------------- ----------------------------------------
                                                                                           Total Commitment
                                        Term Loan           Revolving Loan  ----------------------------------------
                                        Commitment            Commitment
Lender                                   Dollars                Dollars             Dollars            Percentages
----------------------------- ----------------------- --------------------- ------------------- --------------------
First Union National Bank             $21,428,571.43         $8,571,428.57         $30,000,000           21.4286%
----------------------------- ----------------------- --------------------- ------------------- --------------------
Societe Generale                      $21,428,571.43         $8,571,428.57         $30,000,000           21.4286%
----------------------------- ----------------------- --------------------- ------------------- --------------------
The Bank of Nova Scotia                $7,142,857.14         $2,857,142.86         $10,000,000            7.1429%
----------------------------- ----------------------- --------------------- ------------------- --------------------
European American Bank                $10,714,285.71         $4,285,714.29         $15,000,000           10.7143%
----------------------------- ----------------------- --------------------- ------------------- --------------------
Provident Bank of Cincinnati           $3,571,428.57         $1,428,571.43          $5,000,000            3.5714%
----------------------------- ----------------------- --------------------- ------------------- --------------------
The Bank of New York                  $17,857,142.86         $7,142,857.14         $25,000,000           17.8571%
----------------------------- ----------------------- --------------------- ------------------- --------------------
Citizens Bank of
Massachusetts                          $7,142,857.14         $2,857,142.86         $10,000,000            7.1429%
----------------------------- ----------------------- --------------------- ------------------- --------------------
Fleet Business Credit
Corporation                           $10,714,285.71         $4,285,714.29         $15,000,000           10.7143%
----------------------------- ----------------------- --------------------- ------------------- --------------------

TOTAL                                   $100,000,000           $40,000,000        $140,000,000          100.0000%
----------------------------- ----------------------- --------------------- ------------------- --------------------

                                                                    SCHEDULE III


                           ADMINISTRATIVE INFORMATION


Borrower:
--------

KEY COMPONENTS, LLC
200 White Plains Rd.
4th Floor
Tarrytown, N.Y. 10581

Attention:  Chief Financial Officer

Guarantors:
----------

B.W. ELLIOTT MANUFACTURING CO., LLC
c/o Key Components, LLC
200 White Plains Rd.
4th Floor
Tarrytown, N.Y. 10581

Attention:  Chief Financial Officer

HUDSON LOCK, LLC
c/o Key Components, LLC
200 White Plains Rd.
4th Floor
Tarrytown, N.Y. 10581

Attention:  Chief Financial Officer

ESP LOCK PRODUCTS, LLC
c/o Key Components, LLC
200 White Plains Rd.
4th Floor
Tarrytown, N.Y. 10581

Attention:  Chief Financial Officer

GITS MANUFACTURING COMPANY, LLC
c/o Key Components, LLC
200 White Plains Rd.
4th Floor
Tarrytown, N.Y. 10581

Attention:  Chief Financial Officer

ATLANTIC GUEST, INC.
c/o Key Components, LLC
200 White Plains Rd.
4th Floor
Tarrytown, N.Y. 10581

Attention:  Chief Financial Officer

GUEST BUILDING, LLC
c/o Key Components, LLC
200 White Plains Rd.
4th Floor
Tarrytown, N.Y. 10581

Attention:  Chief Financial Officer

MARINE INDUSTRIES COMPANY, LLC
c/o Key Components, LLC
200 White Plains Rd.
4th Floor
Tarrytown, N.Y. 10581

Attention:  Chief Financial Officer

TURNER ELECTRIC, LLC
c/o Key Components, LLC
200 White Plains Rd.
4th Floor
Tarrytown, N.Y. 10581

Attention:  Chief Financial Officer

KCLLC HOLDINGS, INC.
c/o Key Components, LLC
200 White Plains Rd.
4th Floor
Tarrytown, N.Y. 10581

Attention:  Chief Financial Officer

VFC ACQUISITION COMPANY, LLC
c/o Key Components, LLC
200 White Plains Rd.
4th Floor
Tarrytown, N.Y. 10581

Attention:  Chief Financial Officer


                                     III-2

KEYHOLD, INC.
c/o Key Components, LLC
200 White Plains Rd.
4th Floor
Tarrytown, N.Y. 10581

Attention:  Chief Financial Officer

KEY COMPONENTS, INC.
c/o Key Components, LLC
200 White Plains Rd.
4th Floor
Tarrytown, N.Y. 10581

Attention:  Chief Financial Officer

KEY COMPONENTS MERGER CORP.
c/o Key Components, LLC
200 White Plains Rd.
4th Floor
Tarrytown, N.Y. 10581

Attention:  Chief Financial Officer


                                     III-3

Administrative Agent:
--------------------

FIRST UNION NATIONAL BANK
201 South College Street
Charlotte, N.C. 28288


Loan Notices:
Attention:             David M. Smith
                       201 South College Street, CP-23
                       Charlotte, N.C. 28288

Telecopier No.:        704-383-0286
Telephone No.:         704-715-1027


Letter of Credit
 Notices:
Attention:             Glenda Adams-Martin
                       873 Research Drive, URP-4
                       Charlotte, N.C. 28262

Telecopier No.:        704-593-7937
Telephone No.:         704-593-7704


Default Notices:
Attention:             Robert Brown
                       201 South College Street, NC-0760
                       Charlotte, N.C. 28288-0760

Telecopier No.:        704-374-4015
Telephone No.          704-715-1117


Lenders:
-------

FIRST UNION NATIONAL BANK
201 South College Street
Charlotte, N.C. 28288

Attention:             Robert Brown
Telecopier No.:        704-374-4015
Telephone No.:         704-715-1117


                                     III-4

SOCIETE GENERALE
1221 Avenue of Americas
New York, New York 10020

Domestic, LIBOR and
 Notice Office:

Attention:             Jack Stack
Telecopier No.:        212-278-6732
Telephone No.:         212-278-7143


THE BANK OF NOVA SCOTIA
1 Liberty Place
New York, NY 10006

Attention:             Kevin McCarthy
Telecopier No.:        212-225-5090
Telephone No.:         212-225-5074


EUROPEAN AMERICAN BANK
335 Madison Avenue
New York, NY 10017

Attention:             Kristen Burke
Telecopier No.:        212-503-2862
Telephone No.:         212-503-2667


PROVIDENT BANK OF CINCINNATI
One East Fourth Street, 216A
Cincinnati, OH 45202

Attention:             Kevin Ma
Telecopier No.:        513-579-2858
Telephone No.:         513-579-2643


THE BANK OF NEW YORK
10 Mason Street, 3rd Floor
Greenwich, CT 06830

Attention:             Melinda White, Vice President
Telecopier No.:        203-863-2610
Telephone No.:         203-863-2692



                                     III-5

CITIZENS BANK OF MASSACHUSETTS
100 Summer Street
Boston, MA 02110

Attention:             George Mandt
Telecopier No.:        617-422-8548
Telephone No.:         617-422-8387


FLEET BUSINESS CREDIT CORPORATION
60 East 42nd Street
3rd Floor
New York, NY 10017

Attention:             Jack Donlon
Telecopier No.:        212-885-8808
Telephone No.:         212-885-8805


                                     III-6

SCHEDULE IV


                               SPECIFIED ACME DEBT

---------------------------------------------------------------------------------------------------------------------------
                                                                             CURRENT BALANCE
--------------------------------------- -------------- ----------------- ------------------------- ------------------------
                LENDER                  INTEREST RATE       TOTAL                CURRENT                  LONG TERM
                                                                                                   <C
--------------------------------------- -------------- ----------------- ------------------------- ------------------------
Empire State Urban Development Corp.        4.0%          $1,405,000             $67,000                 $1,338,000
(sold to WAMCO XXIV Ltd.)*
--------------------------------------- -------------- ----------------- ------------------------- ------------------------
Southern Tier Enterprise Development*       1.5%             $91,000             $15,000                    $76,000
--------------------------------------- -------------- ----------------- ------------------------- ------------------------
Southern Tier Enterprise Development*       4.0%             $15,000             $15,000                          -
--------------------------------------- -------------- ----------------- ------------------------- ------------------------
Southern Tier West Development*             4.0%          $1,757,000            $101,000                 $1,656,000
--------------------------------------- -------------- ----------------- ------------------------- ------------------------
Allegany County Industrial                Prime +           $375,000             $21,000                   $354,000
Development Corp.*                          1.5
--------------------------------------- -------------- ----------------- ------------------------- ------------------------
Allegany County Regional Economic           1.0%            $247,000             $14,000                   $233,000
Development Partnership Program*
--------------------------------------- -------------- ----------------- ------------------------- ------------------------

* Except to the extent of appropriate third party consents with respect to the maintenance of such indebtedness without default have been obtained by the Closing Date.


                                     III-7